[LETTERHEAD OF SAMSON]

                                February 15, 2005

Ridgewood Energy Corporation
11700 Old Katy Road
Suite 280
Houston, TX 77079
Attention: Mr. Randy A. Bennett

Re: Participation Agreement
    James Lime Prospect
    Chandeluer, Main Pass, Viosca Knoll Areas
    Offshore Louisiana

Gentlemen:

          When executed by both Parties hereto in the manner provided below, this letter shall evidence the agreement ("the Agreement") between Samson Offshore Company ("Samson") and Ridgewood Energy Corporation ("Ridgewood") with respect to (1.) Ridgewood's purchase from Samson of an undivided 37.5% interest in and to the Oil & Gas Leases described on Exhibit "A" attached hereto and made a part hereof (the "Leases") and (2.) Ridgewood's participation in the drilling of an Initial Test Well, as defined in paragraph 4 hereof, on the Leases in the manner hereinafter described. Samson and Ridgewood are sometimes hereinafter referred to collectively as "Parties" or individually as "Party".

     1.   PURCHASE AND SALE

          For the consideration set forth below, Samson hereby sells and conveys and Ridgewood hereby purchases an undivided 37.5% of 8/8ths interest (the "Assigned Interest") in the Leases effective January 1, 2005. The Assigned Interest is subject to its proportionate part of the burdens set forth in paragraph 6 hereof.

     2.   CONSIDERATION

          Within in three (3) business days of execution of this Agreement, Ridgewood shall remit to Samson, as total consideration for the Assigned Interest the sum of $2,309,379.00 representing a portion of Land and G & G costs paid by Samson as to the Assigned Interest attributable to the Leases thru January 1, 2005 ("Lease Costs").

     3.   JOINT OPERATING AGREEMENT

          Subject to the provisions herein, all operations on the Leases, including the drilling of the Initial Test Well as provided in Section 4 below, will be governed by the terms of the Joint Operating Agreement ("JOA") attached hereto as Exhibit "B", which names Samson as Operator. Ridgewood hereby agrees to ratify by execution said JOA accepting all rights and obligations therein. In the event of a conflict between the JOA and this Agreement, the terms of this Agreement shall prevail.

     4.   INITIAL TEST WELL

          Ridgewood agrees to participate with Samson in the drilling of the Samson OCS-G 25027 Well #1 being the Initial Test Well on the Leases to be drilled to a total depth of 15,500' TVD or a depth sufficient to fully evaluate the entirety of the James Lime Formation, whichever is less ("Objective Depth") with a surface and bottom hole location of 3665' FNL and 4165' FWL of Main Pass Area, Block 169 (the "Test Well"). Ridgewood agrees to pay 50% of the costs and expense of drilling the Test Well to Casing Point which costs shall include the actual costs incurred in drilling, logging, and RFT testing the Test Well, until the earlier to occur of the following: i) the actual costs of such operations exceeds the AFE Dry Hole Costs ; or ii) the Test Well reaches Casing Point and approved logging operations, and RFT testing if necessary have been completed, and a recommendation is made to complete the well by setting production casing, suspend the Test Well, or plug and abandon same. Thereafter, Ridgewood's share of costs with respect to the Test Well and the Leases shall be reduced from 50% to 37.5%.

     5.   SUBSTITUTE WELL

          If, after commencing the Test Well, but before reaching the Objective Depth, there should be encountered conditions or formations, whether natural or mechanical, which render further drilling of the Test Well either impossible or impractical, and as a result operations on the Test Well are permanently abandoned, a Substitute Well may be commenced no later than 90 days following the abandonment of the Test Well. A proposal to sidetrack the Test

          Well around an obstruction in the wellbore shall not be considered a Substitute Well but a continuation of the Test Well, unless the targeted bottom hole location of the sidetracked well is more than 200' from the original proposed bottom hole location. Any Substitute Well proposal shall include the estimated costs to drill the same to the original Objective Depth in the Test Well. Ridgewood shall have the right and option to elect not to participate in a Substitute Well, if proposed, however, failure to participate shall result in a forfeiture  of  interest  in the  Leases  and the  Test  Well  without reimbursement of costs incurred prior to such election. The time period during which Ridgewood's election to participate in a Substitute Well must be made shall be governed by the election provisions in the Joint Operating Agreement. If such Substitute Well is timely commenced and Ridgewood participates, the Substitute Well shall be considered and deemed for all purposes under this Agreement to be the Test Well including, without limitation, the apportionment among the Parties of the costs and expenses incurred in connection therewith pursuant to Section 4.

     6.   ASSIGNMENT OF INTEREST

          Samson shall provide Ridgewood with an executed assignment of the Assigned Interest upon receipt by Samson of payment of the Lease Costs set forth above. Said Assignment shall be without warranty of title except as to claims by, through or under Samson and shall be made expressly subject to the terms and provisions of this Agreement and the attachments hereto. Ridgewood shall bear its proportionate share of (i) the Lessor's royalty burdening the Leases, and (ii) a 2% of 8/8ths overriding royalty interest in favor of Samson, provided, however, the net revenue interest to be delivered in such assignments of interest shall not be less than 81.33%, for a proportionally reduced total net revenue interest of 30.49875% of 8/8ths.

          In the event Ridgewood fails to participate in the drilling of the Initial Test Well as set forth above, Ridgewood will immediately reassign to Samson the Assigned Interest and shall have no further rights or obligations in the Leases.

     7.   SUBSEQUENT WELL

          After the completion or plugging and abandonment of the Initial Test Well or Substitute Well, in the event Samson proposes the drilling of a subsequent well on VK 339 and Ridgewood elects not to participate in the drilling of said well, Ridgewood will forfeit all its interest in VK 338 and VK 339. All other non-consent operations will be governed by the applicable JOA provision.

     8.   RIGHT OF FIRST REFUSAL

          Should Samson make a decision to sell down a portion of its interest to a third party on any Deep Gas Prospect ("Prospect") where the objective target is below 15,000 in depth, Samson hereby agrees that Ridgewood has a Right of First Refusal to review said prospect with the option to participate on the same basis in which Samson is marketing its interest. Ridgewood will have fifteen (15) days from the day Samson makes a technical presentation to Ridgewood on the Prospect to elect to participate in the Prospect for a mutually acceptable working interest percentage on the same basis which Samson plans to market to third parties. In the event Ridgewood fails to timely elect or elects not to participate, Samson shall be free and clear to market to other parties. In the event Samson decides to accept terms less than those presented to Ridgewood, Ridgewood shall have ten (10) days to re-elect. Ridgewood's Right of First Refusal shall terminate on 12:01am, January 1, 2006 as to all Samson Prospects.

     9.   NOTICES

          All notices provided for in this Agreement shall be in writing and deemed received seventy-two (72) hours after deposited in the U.S. Mail. Where an election is required, all notices shall be delivered by certified U.S. mail, return receipt requested, telecopy, or overnight courier or messenger with receipt confirmation, to

               SAMSON OFFSHORE COMPANY
               1301 Travis, Suite 1900
               Houston, Texas 77002
               Attention: Mr. Sonny Measley
               Phone: (713)577-2011
               Fax: (713) 577-2211

               RIDGEWOOD ENERGY CORPORATION
               11700 Old Katy Road, Suite 280
               Houston, Texas 77079
               Attention: Mr. Randy A. Bennett
               Phone: (281)293-9384
               Fax: (281)293-7391

          With a copy to

               SAMSON OFFSHORE COMPANY
               Two West Second Street
               Tulsa, OK
               Attention: Mr. Jack Canon
               Phone:(918) 591-1009
               Fax: (918) 591-1718

               RIDGEWOOD ENERGY CORPORATION
               11700 Old Katy Road, Suite 280
               Houston, Texas 77079
               Attention: Mr. W. Greg Tabor
               Phone: (281) 293-8449
               Fax: (281)293-7391

          Each Party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to the other Parties.

     10.  SUCCESSORS AND ASSIGNS

          This Agreement and the transfer or retransfer of an interest in the rights hereto shall inure to the to the benefit of and be binding upon the heirs, successors and assigns of the Parties hereto; provided, however, Ridgewood may not transfer or assign in whole or in part, its interest in this Agreement without the prior written consent of Samson which consent may not be unreasonably withheld.

     11.  CONFIDENTIALITY

          Ridgewood agrees that the terms of this Agreement shall be deemed confidential and shall not be revealed to any third party except (i) to the extent disclosure may be required by law, including, without limitation, disclosures in registration statements or other filings with the Securities and Exchange Commission; (ii) disclosures in any judicial or alternative dispute resolution proceeding concerning the terms hereof; and (iii) disclosures with the written consent of Samson, which consent shall not be unreasonably withheld.

     12.  INDEMNITY

          Ridgewood agrees to and does hereby release, indemnify and hold harmless Samson from any claims by third parties arising from or related to any representations made by Ridgewood, its employees, agents or affiliates to such third parties or others concerning the transaction evidenced by this Agreement, any estimates of the quantity or value of reserves that may underlie the Leases and any estimates of costs that may be incurred in drilling for and producing such reserves.

This Participation Agreement shall be effective as of January 1, 2005 and may be signed in counterparts Please acknowledge your agreement of the terms herein by executing one copy of this Participation Agreement where provided below and returning the same to this office.

SAMSON OFFSHORE COMPANY


/s/ Allen May
---------------------------
By: Allen May
Title: Vice President

AGREED TO AND ACCEPTED THIS ________ DAY OF FEBRUARY 2005


RIDGEWOOD ENERGY CORPORATION


---------------------------------
By: W. Greg Tabor
Title: Executive Vice President

                                   EXHIBIT "A"

       Attached to and made a part of that certain Participation Agreement dated February 15, 2005 by and between Samson Offshore Company and
                                Ridgewood Energy

                                    "Leases"

Oil and Gas Lease dated July 1, 2002 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 154, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 23973.

Oil and Gas Lease dated May 1, 2003 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 155, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 25025

Oil and Gas Lease dated May 1, 2002 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 156, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 23974.

Oil and Gas Lease dated July 1, 2002 from the United States Department of the Interior, Minerals Management Service, as' Lessor, to Samson Offshore Company, as Lessee, covering all of Block 157, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 23975.

Oil and Gas Lease dated May 1, 2003 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 168, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 25026.

Oil and Gas Lease dated May 1, 2003 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 169, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 25027.

Oil and Gas Lease dated May 1, 2003 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 170, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 25028.

Oil and Gas Lease dated May 1, 2002 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 338 Viosca Knoll Area, approximately 4157 acres, more or less, and bearing serial Number OCS-G 24010.

Oil and Gas Lease dated May 1, 2002 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 339, Viosca Knoll Area, approximately 5716 acres, more or less, and bearing serial Number OCS-G 24011.

Oil and Gas Lease dated July 1, 2002 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 43, Chandeluer Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 24003

     12.  INDEMNITY

          Ridgewood agrees to and does hereby release, indemnify and hold harmless Samson from any claims by third parties arising from or related to any representations made by Ridgewood, its employees, agents or affiliates to such third parties or others concerning the transaction evidenced by this Agreement, any estimates of the quantity or value of reserves that may underlie the Leases and any estimates of costs that may be incurred in drilling for and producing such reserves.

This Participation Agreement shall be effective as of January 1, 2005 and may be signed in counterparts Please acknowledge your agreement of the terms herein by executing one copy of this Participation Agreement where provided below and returning the same to this office.

SAMSON OFFSHORE COMPANY


/s/ Allen May
-------------------------------
By: Allen May
Title: Vice President

AGREED TO AND ACCEPTED THIS 15th DAY OF FEBRUARY 2005


RIDGEWOOD ENERGY CORPORATION


/s/ W. Greg Tabor
--------------------------------
By: W. Greg Tabor
Title: Executive Vice President

                                      JOINT

                               OPERATING AGREEMENT

                                     BETWEEN

                             SAMSON OFFSHORE COMPANY

                                   AS OPERATOR

                                       AND

                          MAGNUM HUNTER PRODUCTION, INC

                                       And

                          RIDGEWOOD ENERGY CORPORATION

                                AS NON-OPERATORS

                               COVERING OCS LEASES
                            DESCRIBED IN EXHIBIT A-1

                                 DATED EFFECTIVE
                                 January 1, 2005

                            JOINT OPERATING AGREEMENT

          THIS  AGREEMENT is made  effective  the 1st day of JANUARY 2005 by the
     signers   hereof,   herein   referred  to  collectively  as  "Parties"  and
     individually as "Party".

                                   WITNESSETH:

          WHEREAS the PARTIES are owners of or have contracted for the right to earn an interest in the oil and gas lease(s) identified in Exhibit "A", and the Parties desire to explore, develop, produce and operate said lease(s).

          NOW THEREFORE, in consideration of the premises and of the mutual agreement herein, it is agreed as follows:

                                    ARTICLE I

                                   APPLICATION

          1.1 APPLICATION TO EACH LEASE. If more than one oil and gas lease is identified in Exhibit "A", this Agreement shall apply separately to each Lease and each such Lease shall be considered as being covered by a separate operating agreement.

                                   ARTICLE II

                                   DEFINITIONS

          2.1 AFE. An Authorization for Expenditure prepared by a Party for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

          2.2 CASING POINT. That point at which a well drilled hereunder, has reached the proposed objective depth or zone, logged and logs distributed to the PARTICIPATING PARTIES and any tests have been made which are necessary to reach the decision whether to run casing.

          2.3 DEVELOPMENT OPERATIONS. Operations on the LEASE other than EXPLORATORY OPERATIONS as defined in Section 2.5 below.

          2.4 DEVELOPMENT WELL. Any well proposed as a DEVELOPMENT OPERATION.

          2.5  EXPLORATORY  OPERATIONS.   Operations  on  the  LEASE  which  are
     scheduled for an objective zone, horizon or formation:

               (1) which has not been established as producible on the LEASE under 2.18 below; or,

               (2) which is already established as producible on the Lease under 2.18 below, but such objective zone, horizon or formation will be penetrated at a location more than 2,000 feet from the nearest bottom hole location on the Lease at which such objective has been proved producible, or such objective is mutually agreed to be in a separate fault block.

          2.6 EXPLORATORY WELL. Any well proposed as an EXPLORATORY OPERATION.

          2.7 FACILITIES. All lease equipment beyond the wellhead connections acquired pursuant to this Agreement including any platform(s) necessary to carry out the operation.

          2.8 LEASE. The oil and gas lease identified in Exhibit "A" and the lands affected thereby.

          2.9 NON-CONSENT OPERATIONS. DEVELOPMENT or EXPLORATORY OPERATIONS conducted by fewer than all Parties.

          2.10 NON-CONSENT PLATFORM. A drilling or production platform owned by fewer than all PARTIES.

          2.11 NON-CONSENT WELL. A DEVELOPMENT or EXPLORATORY WELL owned by fewer than all PARTIES.

          2.12 NON-OPERATOR. Any PARTY to the Agreement other than the OPERATOR.

          2.13 NON-PARTICIPATING PARTY. Any PARTY other than a PARTICIPATING PARTY.

          2.14 NON-PARTICIPATING PARTY'S SHARE. The PARTICIPATING INTEREST a NON-PARTICIPATING PARTY would have had if all PARTIES had participated in the operation.

          2.15 OPERATOR. The PARTY designated under this Agreement to conduct all operations.

          2.16 PARTICIPATING INTEREST. A PARTICIPATING PARTY'S percentage of participation in an operation conducted pursuant to the Agreement.

          2.17 PARTICIPATING PARTY. A PARTY who joins in an operation conducted pursuant to this agreement.

          2.18 PRODUCIBLE WELL. A well producing oil or gas, or if not producing oil or gas, a well declared capable of producing in accordance with any applicable government authority or by agreement of all of the Parties.

          2.19 WORKING INTEREST. The ownership of each PARTY in and to the LEASE as set forth in Exhibit "A".

                                   ARTICLE III

                                    EXHIBITS

          3.1 EXHIBITS. Attached hereto are the following exhibits which are incorporated herein by reference:

              3.1.1 Exhibit A.   Description of Lease and Working Interest
              3.1.2 Exhibit B.   Insurance Provision
              3.1.3 Exhibit C.   Accounting Procedure
              3.1.4 Exhibit D.   Nondiscrimination Provision
              3.1.5 Exhibit E.   Gas Balancing Agreement

                                   ARTICLE IV

                                    OPERATOR

          4.1 OPERATOR. Samson Offshore Company is hereby designated as OPERATOR. OPERATOR shall not have the right to assign or transfer any rights, duties or obligations of OPERATOR to another PARTY subject to the provisions herein.

          4.2 RESIGNATION. OPERATOR may resign at any time by giving notice to the PARTIES.

Such resignation shall become effective at 7:00 a.m. on the first day of the month following a period of ninety (90) days after said notice, unless a successor OPERATOR has assumed the duties of OPERATOR prior to that date.

          4.3 REMOVAL OF OPERATOR. OPERATOR may be removed if (1) OPERATOR becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of creditors or commits any act of bankruptcy or seeks relief under laws providing for the relief of debtors; or (2) a receiver is appointed for OPERATOR or for substantially all of its property and/or affairs; or (3) OPERATOR or its designee no longer owns an interest in the property or divest itself of more than fifty percent (50%) or more of the interest owned by it in the Lease at the time it was designated OPERATOR; or (4) OPERATOR has committed a material breach of any substantive provision hereof or fails to perform its duties hereunder in a reasonable and prudent manner, or failed to rectify such default within sixty (60) days after notice from another PARTY to do so. The PARTY giving notice to the OPERATOR of a default shall also furnish a copy of such notice to the other PARTIES. In such event, the OPERATOR may be removed by an affirmative vote of two (2) or more PARTIES having a combined WORKING INTEREST of fifty percent (50%) in the LEASE.

          4.4 SELECTION OF SUCCESSOR. Upon resignation or removal of OPERATOR, a successor OPERATOR shall be selected by an affirmative vote of two (2) or more PARTIES having a combined WORKING INTEREST of fifty-one percent (51%) or more; however, if the removed or resigned OPERATOR fails to vote or votes only to succeed itself, the successor OPERATOR shall be selected by an affirmative vote of the PARTIES having a combined WORKING INTEREST of fifty-one percent (51 %) or more of the remaining WORKING INTEREST after excluding the WORKING INTEREST of the removed or resigned OPERATOR.

          4.5 DELIVERY OF PROPERTY. Prior to the effective date of resignation or removal, OPERATOR shall deliver promptly to successor OPERATOR the possession of everything owned by the PARTIES pursuant to this Agreement.

                                    ARTICLE V

                        AUTHORITY AND DUTIES OF OPERATOR

          5.1 EXCLUSIVE RIGHT TO OPERATE. Unless provided, OPERATOR shall have the exclusive right and duty to conduct all operations pursuant to the Agreement.

          5.2 WORKMANLIKE CONDUCT. OPERATOR shall conduct all operations in a good and workmanlike manner, as would a prudent OPERATOR under the same or similar circumstances. OPERATOR shall not be liable to the PARTIES for losses sustained or liabilities incurred except such as may result from its gross negligence or willful misconduct. Unless otherwise provided, OPERATOR shall consult with the PARTIES and keep them informed of all important matters.

          5.3 LIENS AND ENCUMBRANCES. OPERATOR shall endeavor to keep the LEASE and equipment free from all liens and encumbrances occasioned by operations hereunder, except those provided for in Section 8.5.

          5.4 EMPLOYEES. OPERATOR shall select employees and determine their number, hours of labor and compensation. Such employees shall be employees of OPERATOR.


          5.5 RECORDS. OPERATOR shall keep accurate books, accounts and records of operations hereunder which, unless otherwise provided for in this Agreement, shall be available to NON-OPERATOR pursuant to the provisions contained in Exhibit "C".

          5.6 COMPLIANCE. OPERATOR shall comply with and require all agents and contractors to comply with all applicable laws, rules, regulations and orders of any governmental agency having jurisdiction.

          5.7 DRILLING. OPERATOR shall have all drilling operations conducted by qualified and responsible independent contractors under competitive contracts. However, OPERATOR may employ its equipment and personnel in the conduct of such operations, but its charges therefor shall not exceed the then prevailing rates in the area and such work shall be performed pursuant to a written agreement among the PARTICIPATING PARTIES.

          5.8 REPORTS. OPERATOR shall make reports to governmental authorities that it has a duty to make as OPERATOR and shall furnish copies of such reports to the PARTIES. OPERATOR shall give timely written notice to the PARTIES of all litigation and hearings affecting the LEASE or operations hereunder.

          5.9 INFORMATION TO PARTICIPATING PARTIES. OPERATOR shall furnish all PARTICIPATING PARTIES hereto the following information pertaining to each well being drilled:

               (a) copy of application for permit to drill and all amendments thereto;

               (b) daily drilling reports by telephone followed by written reports (or by FACSIMILE);

               (c)  complete report of all core analyses;

               (d)  two (2) copies of any logs or surveys as run;

               (e) two (2) copies of any well test results, bottom-hole pressure surveys, gas and condensate analyses or similar information;

               (f)  one (1) copy of reports made to regulatory agencies; and

               (g) twenty-four (24) hour notice of logging, coring and testing operations;

               (h) upon request prior to resumption of drilling operations, samples of cuttings and cores marked as to depth, to be packaged and shipped to the requesting PARTY at their expense.

               (i) all other reasonable information, available to OPERATOR, pertaining to any well drilled pursuant to this Agreement.

                                   ARTICLE VI

                          VOTING AND VOTING PROCEDURES

          6.1 DESIGNATION OF REPRESENTATIVE. The name and address of the representative and alternate authorized to represent and bind each PARTY for operations provided in Article IX, shall be as shown on Exhibit "A". The designated representative or alternate may be changed by written notice to the other PARTIES.

          6.2 VOTING PROCEDURES. Unless otherwise provided, any matter requiring approval of the PARTIES shall be determined as follows:

               6.2.1 Voting Interest. Each PARTY shall have a voting interest equal to its WORKING INTEREST or its PARTICIPATING INTEREST as applicable.

               6.2.2 Vote Required. Except as may be specifically provided elsewhere herein, if there are three or more Parties to this agreement, any proposal requiring approval of the PARTIES shall be decided by an affirmative vote to two (2) or more PARTIES having a combined voting interest of fifty-one percent (51%) or more. If there are only two parties to this agreement, any proposal requiring approval of the Parties, other than the proposals described in Article 12.7 and Article 13.1, must have unanimous approval.

               6.2.3 Votes. The PARTIES may vote at meetings, by telephone, confirmed in writing to OPERATOR; or by letter, telegram, telex or telecopies. However, any PARTY not attending a meeting must vote prior to the meeting in order to be counted. Provided, however, no vote shall be taken in a meeting in which all Parties are not present unless such vote was specifically set out in the formal agenda. OPERATOR shall give prompt notice of the results of such voting to each PARTY.

               6.2.4 Meetings. Meetings of the PARTIES may be called by OPERATOR upon its own motion or at the request of one (1) or more PARTIES having a combined voting interest of not less than ten percent (10%). Except in the case of emergency or except when agreed by unanimous consent, no meeting shall be called on less than five (5) days advance written notice, (including the agenda for such meeting). The OPERATOR shall be chairman of each meeting.

                                   ARTICLE VII

                                     ACCESS

          7.1 ACCESS TO LEASE. Each PARTY shall have access to the LEASE as its sole risk and expense at all reasonable times to inspect operations and records and data pertaining thereto.

          7.2 REPORTS. OPERATOR shall furnish to a requesting PARTY any information to which such PARTY is entitled hereunder. The costs of gathering and furnishing information not otherwise furnished under Article V shall be charged to the requesting PARTY.

          7.3 CONFIDENTIALITY. Except as provided in Section 7.4 and except for necessary disclosures to governmental agencies, no PARTY shall release any geological, geophysical or reservoir information or any logs, surveys or other information pertaining to the progress, tests or results of any well or status of the LEASE unless agreed to by the PARTICIPATING PARTIES. At such time as the PARTIES mutually agree such information is non-confidential, it may be publicly released. Unless otherwise provided, OPERATOR shall initially release the same subsequent to approval of its content by the PARTIES, OPERATOR shall have the exclusive right to designate certain wells as "tite" for the competitive protection of the PARTIES and maintain all information in Gryphon's offices.

          7.4 LIMITED DISCLOSURE. Any PARTY may make confidential data available to affiliates, to reputable engineering firms and gas transmission companies for hydrocarbon reserve and other technical evaluations, to reputable financial institutions for study prior to commitment of funds and to bonafide purchasers of all of a PARTY'S interest in the LEASE. Any third party permitted such access shall first agree in writing neither to disclose such data to others nor to use such data except for the purpose for which it is disclosed. Each PARTY shall be furnished with copies of third parties execution of the same.

                                  ARTICLE VIII

                                  EXPENDITURES

          8.1 BASIS OF CHARGE TO THE PARTIES. Subject to other provisions of this Agreement, OPERATOR shall pay all costs and each PARTY shall reimburse OPERATOR in proportion to the PARTICIPATING INTEREST. All charges, credits and accounting for expenditures shall be pursuant to the Accounting Procedure attached hereto as Exhibit "C". The provisions of this Agreement shall prevail in the event of conflict with Exhibit "C".

          8.2 AUTHORIZATION. OPERATOR shall neither make any single expenditure nor undertake any project costing in excess of Seventy-five Thousand Dollars ($75,000.00) without prior approval of the PARTIES. OPERATOR shall furnish a written AFE, for information purposes only, to the PARTIES on any expenditures in excess of Twenty-five Thousand Dollars ($25,000.00) or if costs of an operation exceed 120% of a previously approved AFE. Subject to any election provided in Article X and XI, approval of a well operation shall include approval of a all necessary expenditures through installation of the wellhead. In the event of an emergency, OPERATOR may immediately make such expenditures as in its opinion are required to deal with the emergency. OPERATOR shall report to the PARTIES, as promptly as possible, the nature of the emergency and action taken.

          8.3 ADVANCE BILLINGS. OPERATOR shall have the right to require each PARTY to advance its respective share of estimated expenditures pursuant to Exhibit "C". As to any party who fails to pay its share of said advance payment within fifteen (15) days after receipt of such statement and invoice, Operator will notify such affected party of its default by certified mail, return receipt requested and if such party fails to cure the default within ten (10) days from the date of receipt of Operator's Notice, by payment in full of the outstanding invoices for advance payment, at Operator's election, the affected Party shall be deemed non-consent as to the proposed well attributable thereto.

          8.4 COMMINGLING OF FUNDS. OPERATOR shall establish a separate account for the benefit of the Parties and shall deposit into such account all Advance Billings received from the Parties and attributable to any proposed operation contemplated herein. Operator shall keep an accurate record of all funds deposited and withdrawn from the account, including the amounts received from the Parties, the Leases to which such amounts are attributable, account funds expended on the Leases and the Leases to which such expenditures are attributable.

          8.5 SECURITY RIGHTS. In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, OPERATOR shall have a first lien upon each PARTY'S PARTICIPATING and/or WORKING INTEREST, including the production and equipment credited thereto, in order to secure payment of charges against such PARTY, together with interest thereon at the rate set forth in Exhibit "C" or the maximum rate allowed by law, whichever is less, plus attorneys' fees, court costs and other related collection costs. If any PARTY does not pay such charges when due, OPERATOR shall have the additional right to collect from the purchaser the proceeds from the sale of such PARTY'S share of production until the amount owed has been paid. Each purchaser shall be entitled to rely on OPERATOR'S statement concerning the amount owed. Each NON-OPERATOR shall have comparable security rights on OPERATOR'S PARTICIPATING and/or WORKING INTEREST.

          8.6 UNPAID CHARGES. If any PARTY fails to pay the charges due hereunder, including billings under Section 8.3, within thirty (30) days after payment is due, the PARTICIPATING PARTIES shall have the obligation, upon OPERATOR'S request, to pay the unpaid amount in proportion to their interest. Each PARTY so paying its share of the unpaid amount shall be subrogated to OPERATOR'S security rights to the extent of such payment.

          8.7 DEFAULT. If any PARTY does not pay its share of the charges when due, or prior to commencement of the approved operation for which it is billed, whichever is the earlier, OPERATOR may give such PARTY notice that unless payment is made within fifteen (15) DAYS, such PARTY shall be in default. Any PARTY in default shall have no further access to the maps, cores, logs, surveys, records, data, interpretations or other information obtained in connection with said operation. A defaulting PARTY shall not be entitled to vote on any matter until such time as PARTY'S payments are current. The voting interest of each non-defaulting PARTY shall be in the proportion its PARTICIPATING INTEREST bears to the total non-defaulting PARTICIPATING INTEREST. As to any operation approved or commenced during the time a PARTY is in default, such PARTY shall be deemed to be a NON-PARTICIPATING PARTY.

          8.8 CARVED-OUT INTERESTS. Any overriding royalty, production payment, net proceeds interest, carried interest or any other interest carved-out of the WORKING INTEREST in the LEASE after the effective date of this Agreement shall be subject to the rights of the PARTIES to this Agreement, and any PARTY whose WORKING INTEREST is so encumbered shall be responsible therefor. If a PARTY does not pay its share of expenses and the proceeds from the sale of production under
Section 8.5 are insufficient for that purpose, the security rights provided for therein may be applied against the carved-out interests with which such WORKING INTEREST is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by Section 8.5.

                                   ARTICLE IX

                                     NOTICES

          9.1 GIVING AND RECEIVING NOTICES. All notices shall be in writing and delivered in person or by mail, telex, telegraph, TWX, telecopier or cable; however, if a drilling rig is on location at time of proposal and standby charges are accumulating, such notices shall be given by telephone and immediately confirmed in writing. Notice shall be deemed given only when received by the PARTY to whom such notice is directed, except that any notice by certified mail or equivalent, telegraph or cable properly addressed, pursuant to
Section 6.1, and with all postage and charges prepaid shall be deemed given seventy-two (72) hours after such notice is deposited in the mail or twenty-four
(24) hours after such notice is sent by facsimile (receipt confirmed), or when filed with an operating, telegraph or cable company for immediate transmission.

          9.2 CONTENT OF NOTICE. Any notice which requires a response shall indicate the maximum response time specified in Section 9.3 If a proposal involves a Platform or Facility, the notice shall contain a description of same, including location and the estimated costs of fabrication, transportation and installation. If a proposal involves a well operation, the notice shall include the estimated commencement date, the proposed depth, the objective zone or zones to be tested, the surface and bottom-hole locations and the estimated costs of the operation including all necessary expenditures through installation of the wellhead.

          9.3 RESPONSE TO NOTICES. Each PARTY'S response to a proposal shall be in writing to OPERATOR, with copies to the other PARTIES. Except for those notices in Articles X, XI, XV and XVI, the maximum response time shall be as follows:

               9.3.1 Platform Construction. When any proposal for operations involves the construction of a platform, the maximum response time shall be forty-five (45) days.

               9.3.2 Proposal Without Platform. When any proposal for operations does not require construction of a platform, maximum response time shall be thirty (30) days; however, if a drilling rig is on location and standby charges are accumulating, the maximum response time shall be forty-eight (48) hours.

               9.3.3 Other Matters. For all other matters requiring notice, the maximum response time shall be thirty (30) days.

          9.4 FAILURE TO RESPOND. Failure of any PARTY to respond to a notice within the required period shall be deemed to be a negative response.

          9.5 RESTRICTIONS ON MULTIPLE WELL PROPOSALS. Unless otherwise agreed by the PARTIES, no more than one well shall be drilling or completing for the account of the Parties on the Lease at the same time. Well proposals made under the terms hereof shall be limited to one well each and except as provided below, no PARTY shall be required to make an election under more than one well proposal at the same time or while a well is drilling or completing. This paragraph shall not limit the right of a PARTY to propose a well while another is drilling or completing, however, the time to elect under such a proposal shall be deferred until (a) thirty (30) days after the previous well has been completed or plugged and abandoned or (b) twenty-four (24) hours from receipt of notification that the drilling rig has been moved to the new location and standby charges are being accumulated, whichever is earlier.

                                    ARTICLE X

                                EXPLORATORY WELLS

          10.1 OPERATIONS BY ALL PARTIES. Any PARTY may propose an EXPLORATORY WELL by notifying the other PARTIES. If all the PARTIES agree to participate in drilling the proposed well, OPERATOR shall drill same for the benefit of all PARTIES.

          10.2 SECOND OPPORTUNITY TO PARTICIPATE. If fewer than all PARTIES elect to participate, OPERATOR shall inform all PARTIES of the elections made, whereupon any PARTY originally electing not to participate may then elect to participate by notifying the OPERATOR within forty-eight (48) hours after receipt of such information.

          10.3  OPERATIONS BY FEWER THAN ALL PARTIES.  If fewer than all but one
(1) or more PARTIES owning a WORKING INTEREST elect to participate in and agree to bear the cost and risk of drilling the proposed well, OPERATOR, even if OPERATOR is a NON-PARTICIPATING PARTY, shall have the option of drilling such well for the PARTICIPATING PARTIES under this Agreement. OPERATOR, immediately after expiration of the applicable notice period, shall advise the PARTICIPATING PARTIES of (a) the total interest of the PARTIES approving such operation, and
(b) its recommendation as to whether the PARTICIPATING PARTIES should proceed with the operation as proposed. Each PARTICIPATING PARTY, within forty-eight
(48) hours (inclusive of Saturday, Sunday or legal holidays) after receipt of such notice, shall advise the proposing PARTY of its desire to (a) limit it's participation to such PARTY'S interest as shown on Exhibit "A", (b) carry its proportionate part of NON-PARTICIPATING PARTIES' interest, or (c) participate in a lesser percentage than its proportionate part of the NON-PARTICIPATING PARTIES' interest. The proposing PARTY, at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all PARTIES of such decision. If the well is commenced within ninety (90) days after the date of the last applicable election date and is drilled as proposed in accordance with this Agreement, any PARTY electing not to participate shall be deemed to have relinquished its operating rights in such well as if it were a NON-CONSENT WELL. However, in the situation in which a rig is on location and standby charges are accumulating, thus precipitating a forty-eight (48) hour response period, the well must be commenced within fifteen (15) days. If no operations are begun within such time period, the effect shall be as if the proposal had not been made. Operations shall be deemed to have commenced (a) on the date the contract for a new platform is let, if the notice indicated the need for such platform; or (b) the date rigging-up operations on the well are commenced. Recoupment of costs shall be determined by Sections 12.2 and 12.5, if applicable, and the drilling of such well shall be governed by Article XII as applicable; however, percentages under Section 12.2 shall be as follows:

          12.2.1a) Eight hundred percent (800%)
          12.2.1b) Three hundred percent (300%)
          12.2.1c) One hundred percent (100%)
          12.2.1d) One hundred percent (100%)

Provided however, if the proposed EXPLORATORY WELL is the initial well drilled by the PARTIES on the LEASE, then any NON-PARTICIPATING PARTY shall permanently assign its entire interest in the LEASE to the PARTICIPATING PARTIES and the recoupment of cost provision of this Article and Article XII shall not apply, but the NON-PARTICIPATING PARTY shall not be relieved of any obligation accruing prior to such assignment.

          10.4 COURSE OF ACTION AFTER DRILLING TO INITIAL OBJECTIVE DEPTH

               10.4.1 CASING POINT ELECTION. After an Exploratory Well has been drilled for all Parties to the objective depth, and all authorized logging and testing has been completed, OPERATOR shall immediately notify the PARTIES of OPERATOR'S proposal to either;

                    (a)  further log or test the well,

                    (b)  complete the well as originally planned,

                    (c) plug-back and complete the well in a shallower zone in ascending order,

                    (d) deepen the well within a previously approved objective zone, in descending order,

                    (e) deepen the well below the deepest approved objective zone or zones,

                    (f) sidetrack the well to a new bottom hole location within the approved objective zone,

                    (g)  other operations in the well, or

                    (h)  plug and abandon the well.

Within forty-eight (48) hours after receipt of OPERATOR'S proposal, the other PARTIES shall respond thereto by either approving it or making a counter-proposal. If a counter-proposal is made, the PARTIES shall have an additional forty-eight (48) hours to respond thereto.

     If all PARTIES approve a proposal or counter-proposal, OPERATOR shall conduct the operation at the PARTICIPATING PARTIES cost and risk. A proposal to complete, rework or recomplete a well at a particular depth will take precedence over proposal to complete, rework or recomplete the well above such depth, with a deeper proposal for such operations always taking precedence over a shallower proposal. Proposals for such operations at any depth will take precedence over proposals to deepen the well below its originally proposed total depth or to sidetrack the well once it has reached such depth with a proposal to sidetrack taking precedence over a proposal to deepen. Proposals of the same type shall be given precedence in the order in which they are made. No action shall be required on a proposal while there is pending a proposal, with precedence being on the same well on which the parties have not acted or on which work has not been completed.

     If fewer than all, but one (1) or more, Parties having a Working Interest approve a proposal or counter-proposal made under Section 10.4 and agree to bear the cost and risk thereof, Operator shall conduct the same pursuant to Article
12. If a proposal or counter-proposal made under Section.10.4 does not receive the required approval, and no other proposal is made and approved then the well shall be plugged and abandoned for all PARTIES.

                                   ARTICLE XI

                          DEVELOPMENT WELL OPERATIONS

          11.1 OPERATIONS BY ALL PARTIES. Any PARTY may propose a DEVELOPMENT OPERATION, including any platform required by such operations, by notifying the other PARTIES. If all PARTIES elect to participate in the proposed operation, OPERATOR shall conduct such operation for the benefit of the PARTIES at their cost and risk.

          11.2 SECOND OPPORTUNITY TO PARTICIPATE. If fewer than all PARTIES elect to participate, the OPERATOR shall inform the PARTIES of the elections made, whereupon any PARTY originally electing not to participate may then elect to participate by notifying the OPERATOR within forty-eight (48) hours after receipt of such information. Thereafter, if fewer than all PARTIES elect to participate, the PARTICIPATING PARTIES shall be afforded the alternatives as set out under Article 10.3.

          11.3 OPERATIONS BY FEWER THAN ALL PARTIES. Except for a DEVELOPMENT WELL(S) under Section 12.7, if fewer than all PARTIES, but one (1) or more PARTIES having a WORKING INTEREST approve a DEVELOPMENT OPERATION, OPERATOR shall conduct such operation pursuant to Article XII. If such operations are to be conducted from an existing platform, the operations participated in by all of the PARTIES shall have preference, unless otherwise agreed to by the PARTIES hereto.

          11.4 TIMELY  OPERATIONS.  Operations  shall be commenced within ninety
(90) days following the date upon which the last applicable election may be made. If no operations are begun within such time period, the effect shall be as if the proposal had not been made. Operations shall be deemed to have commenced (a) on the date the contract for a new platform is let, if the notice indicated the need for such platform; or (b) on the date rigging-up operations are commenced on an existing platform.

          11.5 COURSE OF ACTION AFTER DRILLING TO INITIAL OBJECTIVE DEPTH. After any DEVELOPMENT WELL has reached its objective depth, the identical procedures and alternatives provided under Article 10.4 shall apply.

          11.6 DEEPER DRILLING. If a well is proposed to be drilled below the deepest producible zone penetrated by a PRODUCIBLE WELL on the LEASE any PARTY may elect to participate either in the well as proposed or to the base of the deepest producible zone. A PARTY electing to participate in such well to the base of said zone shall bear its proportionate part of the cost and risk of drilling to said zone including completion or abandonment. All operations below the depth to which such PARTY agreed to participate shall be governed by Article X.

                                   ARTICLE XII

                             NON-CONSENT OPERATIONS

          12.1 NON-CONSENT OPERATIONS. OPERATOR shall conduct NON-CONSENT OPERATIONS at the sole risk and expense of the PARTICIPATING PARTIES, in accordance with the following provisions;

               12.1.1   Non-Interference.   NON-CONSENT   OPERATIONS  shall  not
interfere unreasonably with operations being conducted by all PARTIES.

               12.1.2 Multiple Completion Limitation. NON-CONSENT OPERATIONS shall not be conducted in a well having multiple completions unless; (a) each completion is owned by the same PARTIES in the same proportions; (b) the well is incapable of producing from any of its current completions; or (c) all PARTICIPATING PARTIES in the well consent to such operations.

               12.1.3 Metering. In NON-CONSENT OPERATIONS, production need not be separately metered but may be determined on the basis of well test.

               12.1.4  Liens.  In the  conduct of  NON-CONSENT  OPERATIONS,  the
PARTICIPATING PARTIES shall keep the LEASE free and clear of liens and encumbrances.

               12.1.5 Non-Consent Well. Operations on a NON-CONSENT WELL shall not be conducted in any producible zone penetrated by a PRODUCIBLE WELL without approval of each NON-PARTICIPATING PARTY unless; (a) such zone shall have been designated in the notice as a completion zone; (b) completion of such well in said zone will not increase the well density governmentally prescribed or approved for such zone; and (c) the horizontal distance between the vertical projections of the midpoint of the zone in such well and any existing well in the same zone will be a least one thousand (1,000) feet if an oil-well completion or two thousand (2,000) feet if a gas-well completion. Subject to the foregoing provisions of this Article, until the PARTICIPATING PARTIES in a NON-CONSENT WELL have recouped the amount to which they are entitled hereunder, they may conduct any reworking operation on such well which they may desire, including plugging back to a shallower zone but only if such shallower zone is subject to NON-CONSENT elections in the original proposal. In this event, the cost of such reworking operation shall be subject to the penalty provisions of Section 12.2.1.

               12.1.6 Cost-Information. OPERATOR shall, within one hundred twenty (120) days after completion of a NON-CONSENT WELL, furnish the PARTIES an inventory and an itemized statement of the cost of such well and equipment pertaining thereto. OPERATOR shall furnish to the PARTIES a monthly statement showing operating expenses and the proceeds from the sale of production from the well for the preceding month.

               12.1.7 Completions. For the purposes of determinations hereunder, each completion shall be considered a separate well.

          12.2. RELINQUISHMENT OF INTEREST. Upon commencement of NON-CONSENT OPERATIONS, each NON-PARTICIPATING PARTY'S interest and leasehold operating rights in the NON-CONSENT OPERATION and title to production therefrom shall be owned by and vested in each PARTICIPATING PARTY in proportion to its PARTICIPATING INTEREST for as long as the operations originally proposed are being conducted or production is obtained, subject to Sections 12.2.1 and 12.2.2.

               12.2.1 Production Reversion Penalties. Except as to such operations conducted pursuant to Section 12.7 or for the initial EXPLORATORY WELL referred to in Section 10.3, such interest, rights and title shall revert to each NON-PARTICIPATING PARTY when the PARTICIPATING PARTIES have recouped out of the proceeds of production from such NON-CONSENT OPERATIONS an amount equal to the sum of the following:

                    (a) Six hundred percent (600%) of the cost of drilling, completing, recompleting, sidetracking, deepening, deviating or plugging back each NON-CONSENT WELL and equipping it through the wellhead connections, reduced by any contribution received under Section 21.1; plus,

                    (b) Three hundred percent (300%) of the cost of FACILITIES necessary to carry out the operation; plus,

                    (c) One hundred percent (100%) of the cost of using any FACILITIES already installed determined pursuant to
                         Section 12.6 below; plus,

                    (d)  One  hundred  percent  (100%) of the cost of  operating
                         expenses,    royalties   and   severance,    gathering,
                         production and windfall profit taxes.

Recoupment of costs shall be in the order listed above. Upon the recoupment of such costs, a NON-PARTICIPATING PARTY shall become a PARTICIPATING PARTY in such operations.

               12.2.2 Non-Production Reversion. If such NON-CONSENT OPERATIONS fail to obtain production or such operations result in production which ceases prior to recoupment by the PARTICIPATING PARTIES of the penalties provided for above, such operating rights shall revert to each NON-PARTICIPATING PARTY except that all NON-CONSENT wells, platforms and FACILITIES shall remain vested in the PARTICIPATING PARTIES; however, any salvage in excess of the sum remaining under
Section 12.2.1 shall be credited to all PARTIES.

          12.3 DEEPENING OR SIDETRACKING OF NON-CONSENT WELL. If any PARTICIPATING PARTY proposes to deepen or sidetrack a NON-CONSENT WELL, a NON-PARTICIPATING PARTY may participate by notifying the OPERATOR within fifteen
(15) days after receiving the proposal (48 hours if a rig is on location) that it will join in the (deepening or sidetracking) operations, and by paying to the PARTICIPATING PARTIES an amount equal to such NON-PARTICIPATING PARTY'S share of the actual costs of drilling and casing such well to the point at which such deepening or sidetracking operation is commenced. The PARTICIPATING PARTIES shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to the NON-CONSENT WELL, less the amount paid under this section, out of the proceeds of production from the NON-CONSENT portion of the well.

          12.4 OPERATIONS FROM NON-CONSENT PLATFORMS. Subject to the following, a PARTY which did not originally participate in a platform proposed pursuant to the terms herein, shall be a NON-PARTICIPATING PARTY as to ownership therein and all operations thereon until the PARTICIPATING PARTIES as to such platform have recouped the full sum specified in Section 12.2.1 applicable to such NON-CONSENT PLATFORM and the NON-CONSENT OPERATIONS which resulted in the setting of such PLATFORM and other NON-CONSENT OPERATIONS thereon or therefrom. However, an original NON-PARTICIPATING PARTY may participate in additional operations from such PLATFORM by notifying the OPERATOR within thirty (30) days after receiving a proposal for operations from such PLATFORM (48 hours if a rig is on location and standby rig charges are being incurred) that it will join in such proposed operations by paying to the PARTICIPATING PARTIES in such PLATFORM an amount equal to 300% of such NON-PARTICIPATING PARTY'S share of the actual cost of such PLATFORM, less any recoupment therefor previously obtained. Thereafter, such original NON-PARTICIPATING PARTY in the PLATFORM shall own its proportionate share thereof. The PARTICIPATING PARTIES in such NON-CONSENT PLATFORM shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to any other NON-CONSENT OPERATIONS thereon or therefrom.

          12.5 DISCOVERY OR EXTENSION FROM MOBILE DRILLING OPERATIONS. If a NON-CONSENT WELL drilled from a mobile drilling rig or floating drilling vessel results in the discovery or extension of productive formations and, if within one (1) year from the date the drilling equipment is released, a platform or other fixed structure is ordered and if its location is within one thousand (1,000) feet from an oil well or three thousand (3,000) feet if gas, from the vertical projection of the bottom-hole location of any such well (unless limited by surface restrictions), the recoupment of amounts applicable to such well under Section 12.2.1 shall be out of such original NON-PARTICIPATING PARTY'S SHARE of all production from such NON-CONSENT WELL and one-half of its share of production from all other wells on the platform or other fixed structure drilled to develop reserves resulting from the discovery or extension of productive formations in said NON-CONSENT WELL in which the NON-PARTICIPATING PARTY in such NON-CONSENT WELL has a PARTICIPATING INTEREST.

          12.6 ALLOCATION OF PLATFORM COSTS TO NON-CONSENT OPERATIONS. NON-CONSENT OPERATIONS shall be subject to further conditions as follows;

          12.6.1 Charges. If a NON-CONSENT WELL is drilled from a platform (and is producible or the slot is otherwise rendered unusable), the PARTICIPATING PARTIES in such well shall pay to the OPERATOR for credit to the owners of such platform a charge (due upon completion of operations for such NON-CONSENT WELL) for the right to use the platform and its FACILITIES as follows:

                    (a) Such PARTICIPATING PARTIES shall pay a sum equal to that portion of the total cost of the platform (including, but not by way of limitation, costs of design, materials, fabrication, transportation, installation and other costs associated therewith, plus any repairs and maintenance expense resulting from the drilling of such well not provided in Section 12.6.2), which one platform slot bears to the total number of slots on the platform. If the NON-CONSENT WELL is abandoned, the right of the PARTICIPATING PARTIES to use that platform slot shall terminate unless such PARTIES commence drilling a substitute well from the same slot within ninety (90) days after abandonment.

                    (b) If the NON-CONSENT WELL production is handled through existing FACILITIES, the PARTICIPATING PARTIES shall pay the owners of the facilities a sum equal to that portion of the total cost of such FACILITIES which the number of completions in said NON-CONSENT WELL bears to the total number of completions utilizing the FACILITIES.

               12.6.2 Operating and Maintenance Charges. The PARTICIPATING PARTIES shall pay all costs necessary to connect a NON-CONSENT WELL to the FACILITIES and that proportionate part of the expense of operating and maintaining the platform and other FACILITIES applicable to the NON-CONSENT WELL, including the cost of insurance thereon or in connection therewith, whether by insurance policy of self-insurance by each PARTY for its interest or by OPERATOR for the joint account. Platform operating and maintenance expenses shall be allocated equally to all completions served and operating and maintenance expenses for the other FACILITIES shall be allocated equally to producing completions.

               12.6.3 Payments. Payments of sums pursuant to Section 12.6.1 is not a purchase of an additional interest in the platform or other FACILITIES. Such payments shall be included in the total amount which the PARTICIPATING PARTIES are entitled to recoup out of production from the NON-CONSENT WELL.

          12.7 NON-CONSENT DRILLING TO MAINTAIN LEASE. A lease maintenance operation is defined for the purposes of this paragraph as one required to maintain the joint LEASE or a portion thereof, at its expiration date or otherwise. This shall include, but not be limited to, a well proposed to be and actually commenced and drilled during the last year of the primary term of the LEASE, or subsequent thereto, when: (a) the LEASE, or affected portion thereof, is not otherwise being held by operations or production; (b) a PRODUCIBLE WELL(S) thereon has not established sufficient reserves, as determined by one
(1) or more PARTICIPATING PARTIES owning fifty percent (50%) working interest in the well, to justify a platform; or (c) any governmental agency having jurisdiction requires the same to avoid loss or forfeiture of all or any portion of the LEASE. Any PARTY may propose and carry out a lease maintenance operation and any PARTY(S) electing not to participate in such an operation will assign to the PARTICIPATING PARTIES in the proportions in which they participate therein, all of its rights, titles and interest in such LEASE block, or the affected portion thereof, free and clear of any burdens thereon occurring since the effective date of this Agreement as provided herein, retaining, however, its interest in previously completed wells which are producing, shut-in or temporarily abandoned. Such assignment, effective upon commencement of lease maintenance operations, will be promptly signed before witnesses, acknowledged and delivered to the PARTICIPATING PARTIES. If only a portion of the LEASE is involved, the PARTICIPATING PARTIES at their election may require an assignment of operating rights in lieu of the assignment of all interest. Upon acceptance by assignees, the assigning PARTY will thereupon cease to be a PARTY hereto as to the assigned interest, subject to final accounting between the PARTIES. If such assignment is not accepted by the Assignees, they shall promptly prepare a release of such affected LEASE or portion thereof which shall be executed by all PARTIES. However, nothing herein contained will be construed to permit any PARTY to refuse to pay in cash its share of the cost and expense of any operation required on the joint LEASE block by final order of any governmental authority or court having jurisdiction.

               12.7.1 Retention of Lease by Non-Consent Well. If a NON-CONSENT WELL is the only well on the LEASE(S) and is serving to perpetuate the LEASE(S), within thirty (30) days after expiration of the LEASE(S) primary term, each NON-PARTICIPATING PARTY shall elect one of the following;

                    (a) Immediately assign its entire interest in the LEASE(S) to the PARTICIPATING PARTIES in the proportions in which the NON-CONSENT OPERATION was conducted; or

                    (b) Immediately pay to the PARTICIPATING PARTIES its share of all costs associated with such well, less any recoupment therefor previously obtained, such payment to be credited against the total amount to be recovered out of its share of production by the PARTICIPATING PARTIES pursuant to Article X or XII, whichever is applicable.

          12.8 ALLOCATION OF COSTS (SINGLE COMPLETION). For the purpose of allocating costs on any well in which the ownership is not the same for the entire depth, the cost of drilling, completing or equipping such well shall be allocated on the following basis:

               (a) Intangible drilling, completion and material costs (including casing and tubing costs) from the surface to a depth one hundred (100) feet below the base of the completed zone shall be charged to the owners or the PARTIES participating in that zone.

               (b) Intangible drilling, completion, casing string and material costs, other than tubing costs, from a depth one hundred
                    (100) feet below the base of the completed zone to total depth shall be charged to the owners or the PARTIES participating in the costs to total depth.

          12.9 ALLOCATION OF COSTS (MULTIPLE COMPLETIONS). For the purpose of allocating costs on any well completed in dual or multiple zones in which the ownership is not the same for the entire depth or the completions thereof, the cost of drilling, completing and equipping such well shall be allocated on the following basis:

               (a) Intangible drilling, completion (including wellhead equipment), casing string and material costs, other than tubing costs, from the surface to a depth one hundred (100) feet below the base of the upper completed zone shall be divided equally between the completed zones and charged to the owners thereof or the PARTIES participating in such zone.

               (b) Intangible drilling, completion, casing string and material costs, other than tubing costs, from a depth one hundred
                    (100) feet below the base of the upper completed zone to a depth one hundred (100) feet below the base of the second completed zone shall be divided equally between the second and any other zone completed below such depth and charged to the owners thereof or to the PARTIES participating in each zone. If the well is completed in additional zones, the costs applicable to each such zone shall be determined and charged to the owners thereof in the same manner as prescribed by the dual zones completion.

               (c) Intangible drilling, completion, casing string and material costs, other than tubing costs, from a depth one hundred
                    (100) feet below the base of the lower completed zone to total depth shall be charged to the owners or the PARTIES participating in the costs to total depth.

               (d) Costs of tubing strings serving each separate zone shall be charged to the owners or the PARTIES participating in each zone.

               (e) For the purposes of allocating tangible and intangible costs between zones that occur at less than one hundred (100) foot intervals, the costs for the distance between the base of the upper zone to the top of the next lower zone shall be allocated equally between zones.

          12.10 ALLOCATION OF COSTS (DRY HOLE). For the purpose of allocating costs on any well determined to be a dry hole, in which the ownership is not the same for the entire depth or the completion thereof, the cost of drilling, plugging and abandoning such well shall be allocated on the following basis:

               (a) Costs to drill, plug and abandon a well proposed for completion in single, dual, or multiple zones shall be charged to the PARTICIPATING PARTIES in the same manner as if the well were completed as a producing well in all zones as proposed.

               (b) Plugging and abandoning of any well following any deepening, completion attempt or other operation shall be at the sole risk and expense of the PARTICIPATING PARTIES in such operation, subject however to the provisions of Section 10.4.

          12.11 INTANGIBLE DRILLING AND COMPLETION ALLOCATIONS. For the purpose of calculations hereunder, intangible drilling and completion costs, including non-controllable material costs, shall be allocated between zones, including the interval from the lower completed zones to total depth, on a drilling day ratio basis beginning on the day the rig arrives on location and terminating when the rig is released.

          12.12 OPERATED WELLS. The designated OPERATOR hereunder shall operate all wells drilled pursuant to the NON-CONSENT provision of this Agreement. However, notwithstanding anything herein to the contrary, if the NON-CONSENT WELL is drilled from a mobile drilling rig and if the designated OPERATOR is a NON-PARTICIPATING PARTY therein, the PARTICIPATING PARTY owning the largest PARTICIPATING INTEREST shall serve as Operator for the drilling and completion of such well, unless the PARTICIPATING PARTIES agree otherwise. Upon completion of any such well as a productive well (completion through the wellhead), the well shall be turned over to the designated OPERATOR for further operations.

                                  ARTICLE XIII

                                   FACILITIES

          13.1 APPROVAL. Any PARTY may propose the installation of FACILITIES by notice to the other PARTIES with information adequate to describe the proposed FACILITIES and the estimated costs. The affirmative vote of one (1) or more PARTIES having a combined PARTICIPATING INTEREST of fifty percent (50%) or more in the wells to be served shall be required before such FACILITIES may be installed. If such required approval is obtained, the PARTICIPATING PARTIES therein shall proceed with the installation of such FACILITIES at their sole cost, risk and expense and the NON-PARTICIPATING PARTIES in such FACILITIES shall have no rights with respect thereto, subject to recoupment of amounts set forth under Article 12.2.1 from the completions served thereby. Each PARTIES' share shall be calculated by multiplying the total cost of the FACILITIES by a fraction, the numerator of which is that PARTY'S number of PRODUCIBLE WELL completions served by the FACILITIES and the denominator of which is the total number of PRODUCIBLE WELL completions served by the FACILITIES. Nothing hereunder shall limit a PARTY'S rights under Section 22.1, however, a PARTY acting thereunder shall not be required to pay for joint account FACILITIES that duplicate its FACILITIES constructed pursuant to Section 22.1

                                   ARTICLE XIV

                             ABANDONMENT AND SALVAGE

          14.1 PLATFORM SALVAGE AND REMOVAL COSTS. When the PARTIES owning FACILITIES consisting of a platform, mutually agree to dispose of such platform it shall be disposed of by the OPERATOR as approved by such PARTIES. The costs, risks and net proceeds, if any, resulting from such disposition shall be shared by such PARTIES in proportion to their PARTICIPATING INTEREST. To secure the availability and sufficiency of funds for the dismantling, abandonment and removal of such platform, the PARTICIPATING PARTIES, prior to the construction, shall assign to a trustee of a bank (the "Assignee") an overriding royalty interest equal to one-half percent (1/2%) of the whole of the oil, gas and other minerals produced, saved and marketed from the LEASE. The Assignee shall be selected by an affirmative vote of two or more parties having a combined PARTICIPATING INTEREST of fifty percent (50%) or more. The assigned overriding royalty interest shall burden the interest of the PARTIES in proportion to their participation in the platform. The Assignee, who shall have no interest in the overriding royalty interest, shall receive the proceeds and place same in an interest bearing account or in insured certificates of deposit (the "Abandonment Fund"). If a platform is not constructed within one year of the date of overriding royalty interest is assigned, the overriding royalty shall terminate and the Assignee shall reassign the interest and properly disburse the Abandonment Fund to the appropriate Parties. Any proposal to construct a platform shall provide estimated cost of dismantling, abandonment and removal of same. At such time as the Abandonment Fund equals these estimated costs, the overriding royalty shall be assigned to the PARTICIPATING PARTIES by the Assignee. Similarly, any excess Abandonment Funds after complete dismantling, abandonment and removal costs are paid shall be disbursed to the PARTICIPATING PARTIES in proportion to their interest. A PARTICIPATING PARTY'S interest in the Abandonment Fund may only be assigned or transferred in conjunction with an assignment or transfer of the subject Lease(s). In lieu of an assignment of overriding royalty interest, any PARTICIPATING PARTY may elect to furnish an irrevocable letter of credit in favor of the Assignee, or proof of coverage under adequate plugging and abandonment bonds, subrogated in favor of the OPERATOR, to provide for that PARTY'S estimated proportionate share of platform dismantling, removal and abandonment costs. The letter of credit or plugging and abandonment bonds shall provide that either instrument shall remain in force in the event of a transfer or assignment of the PARTY'S interest until such time as the transferee or assignee provides a similar irrevocable letter of credit or plugging and abandonment bonds.

          14.2 PURCHASE OF SALVAGE MATERIALS. OPERATOR shall give all PARTIES written notice when it is determined under Section 14.1 that FACILITIES or other materials are not needed for further operations and may be moved from the LEASE. Within fifteen (15) days after receipt of such notice any PARTY desiring to acquire such materials shall give OPERATOR written notice of such fact. If more than one PARTY desires to acquire such materials, OPERATOR shall designate a time and place at which each PARTY may submit written bids for such materials. If only one PARTY desires to acquire such materials, it may do so on the basis of the value thereof as determined in accordance with the provisions of Exhibit "C", with prefabricated materials being valued on the basis of cost including but not limited to cost of fabrication. All materials removed from the LEASE shall be removed at the expense of the PARTIES unless purchased hereunder, then at the expense of the acquiring PARTY. In the event no PARTY desires to purchase said materials, the materials shall be disposed of in accordance with the provisions of Exhibit "C".

          14.3 ABANDONMENT OF PRODUCING WELL. Any PARTY may propose the abandonment of a well by notifying the other PARTIES, who shall have the time period set forth in Section 9.3.2 from receipt thereof within which to respond. No well shall be abandoned without the mutual consent of the PARTICIPATING PARTIES. The PARTICIPATING PARTIES not consenting to the abandonment shall pay to each PARTICIPATING PARTY desiring to abandon its share of the current value of the well's salvageable material and equipment as determined pursuant to Exhibit "C", less the estimated current costs of salvaging same and of plugging and abandoning the well as determined by the PARTICIPATING PARTIES. Provided, however, if such salvage value is less than such estimated current costs, then each PARTICIPATING PARTY desiring to abandon shall pay to OPERATOR for the benefit of the PARTICIPATING PARTIES not consenting to abandonment a sum equal to its share of such deficiency.

          14.4 ASSIGNMENT OF INTEREST. Each PARTICIPATING PARTY desiring to abandon a well pursuant to Section 14.3 shall assign effective as of the last applicable election date, to the non-abandoning

PARTIES, in proportion to their PARTICIPATING INTERESTS, its interest in such well and the equipment therein and its ownership in the production of such well. Any PARTY so assigning shall be relieved from any further liability with respect to said well except as to any accrued liability.

          14.5 ABANDONMENT OPERATIONS REQUIRED BY GOVERNMENTAL AUTHORITY. Any well abandonment or platform removal required by a governmental authority shall be accomplished by OPERATOR with the costs, risks and net proceeds, if any, to be shared by the PARTIES owning such well or platform in proportion to their PARTICIPATING INTEREST.

                                   ARTICLE XV

                                   WITHDRAWAL

          15.1 WITHDRAWAL. Any PARTY may withdraw from this Agreement and thereby be relieved of all responsibilities with respect to the LEASE by giving notice to the other PARTIES of such desire together with an offer to convey at no cost by a recordable instrument, without warranty, express or implied, except for its own acts, all of its interest in and to the LEASE, the oil and gas, and the property and equipment owned hereunder. Any such conveyance or assignment shall be free and clear of any overriding royalties, production payments or other burdens on production created after the effective date of this Agreement and shall be subject to the LEASE provisions and to the rules and regulations of the lessor. If any PARTY(S) desires to acquire such interest and to assume the obligations of the assigning PARTY under this Agreement and the LEASE, the withdrawing PARTY shall deliver such conveyance or assignment ratably to the acquiring PARTIES, unless the acquiring PARTIES agree otherwise. If no PARTY desires to acquire such interest, the PARTY desiring to withdraw may do so only by paying to those PARTIES not desiring to withdraw its pro-rata share of the estimated costs of plugging and abandoning all wells and removal of all platforms, structures and other equipment on the LEASE, less any salvage value approved under the voting procedure hereof, and such withdrawing PARTY shall remain liable for any costs, expenses or damages theretofore accrued or arising out of any event occurring prior to such PARTY'S withdrawal. Thereafter, the withdrawing PARTY shall assign its entire interest ratably to the remaining PARTIES. If the remaining PARTIES do not wish to continue operations on the LEASE, all PARTIES shall proceed with abandoning and surrendering the same.

          15.2 LIMITATIONS ON WITHDRAWAL. No PARTY shall be relieved of its obligations hereunder during a well or platform fire, blowout or other emergency thereon, but may withdraw from this Agreement and be relieved of such obligations after termination of such emergency, provided such PARTY shall be and remain liable for its full share of all costs arising out of said emergency, including without limitation, the drilling of a relief well, containment and cleanup of oil spill and pollution and all costs of platform debris removal made necessary by the emergency.

                                   ARTICLE XVI

                      RENTALS, ROYALTIES AND OTHER PAYMENTS

          16.1 CREATION OF OVERRIDING ROYALTY. If after the effective date of this Agreement, any PARTY creates any overriding royalty, production payment or other burden payable out of production attributable to such PARTY'S WORKING INTEREST in the LEASE owned and if any other PARTY(S) becomes entitled to an assignment pursuant to the provisions of this Agreement (except for Paragraph 26.2) or as a result of NON-CONSENT OPERATIONS hereunder becomes entitled to receive the WORKING INTEREST otherwise belonging to a NON-PARTICIPATING PARTY in such operations, the PARTY entitled to receive the assignment from or the WORKING INTEREST production of such NON-PARTICIPATING PARTY shall receive same free and clear of such burdens, and the NON-PARTICIPATING PARTY creating such burdens shall save the PARTICIPATING PARTIES harmless with respect to the receipt of such assigned interest or such WORKING INTEREST production.

          16.2 PAYMENT OF RENTALS AND MINIMUM ROYALTIES. OPERATOR shall pay all rentals, minimum royalties, or similar payments accruing under the terms of the LEASE and submit evidence of such payment to the PARTIES. As to any production delivered in kind by OPERATOR to any NON-OPERATOR or to another for the account of such NON-OPERATOR, said NON-OPERATOR shall provide OPERATOR with information as to the proceeds or value of such production in order that the OPERATOR may make payment of any minimum royalty due. The amount of such payment for which each PARTY is responsible shall be charged by the OPERATOR to such PARTIES. OPERATOR shall diligently attempt to make proper payment, but shall not be held liable to the PARTIES in damages for the loss of any LEASE or interest therein of through mistake or oversight any rental or minimum royalty payment is not paid for or is erroneously paid. The loss of any LEASE or interest therein which results from a failure to pay or an erroneous payment of rental or minimum royalty shall be a joint loss and there shall be no readjustment of interest.

          16.3 NON-CONCURRENCE IN PAYMENTS. Should any PARTY(S) not concur in the payment of any rental, minimum royalty or similar payment, such PARTY(S) shall notify OPERATOR and all other owners in writing at least sixty (60) days prior to the date on which such payment is due or accrues; and, in this event OPERATOR shall make such payment for the benefit of all concurring PARTIES. In such event the non-concurring PARTY(s) shall, upon request of any concurring PARTIES, assign to the concurring PARTIES in the ratio that each concurring PARTY'S interest at the time bears to the total interest of all concurring PARTIES, without warranty, except for its own acts, such portions of its interest in and to the LEASE or portion thereof involved as would be maintained by such payment. That assignment shall be free and clear of any overriding royalties, production payments or other burdens on production created after the effective date hereof. Thereafter, the LEASE, or portion thereof, involved shall no longer be subject to this Agreement, The PARTIES then owning such LEASE or portion thereof agree to operate said LEASE or portion thereof under a separate agreement in the same form as this Agreement.

          16.4 ROYALTY PAYMENTS. Each PARTY shall pay, deliver or cause to be paid or delivered its pro-rata share of LEASE royalties, overriding royalties, payments out of production or other amounts or charges which may be or become payable out of its share of production and shall hold the other PARTIES free from any liability therefore. Each Party, electing to pay his share of royalties pursuant to the terms of the Lease, shall promptly notify Operator of said election and shall thereafter provide to Operator a detailed accounting of revenue received and value paid to the Lessor for such Party's share of production produced, marketed and sold. Monthly reports shall be submitted to Operator within forty-five days of actual receipt of the previous month's production revenue. During any time in which PARTICIPATING PARIES in a NON-CONSENT OPERATION are entitled to receive a NON-

          17.1 PROPERTY TAXES. OPERATOR shall render property covered by this Agreement as may be subject to ad valorem taxation and shall pay such property taxes for the benefit of each PARTY. OPERATOR shall charge each PARTY its share of such tax payments. If the OPERATOR is required hereunder to pay ad valorem taxes based in whole or in part upon separate valuation of each PARTY'S WORKING INTEREST, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the PARTIES hereto in accordance with the percentage of tax value generated by each PARTY'S WORKING INTEREST.

          17.2 CONTEST OF PROPERTY TAX VALUATION. OPERATOR shall timely and diligently protest to a final determination any valuation it deems unreasonable. Pending such determination, OPERATOR may elect to pay under protest. Upon final determination, OPERATOR shall pay the taxes and any interest, penalty or cost accrued as a result of such protest. In either event, OPERATOR shall charge each PARTY its share.

          17.3 PRODUCTION AND SEVERANCE TAXES. Each PARTY shall pay, or cause to be paid, all production, severance and other taxes due on any production which it received pursuant to the terms of this Agreement.

          17.4 OTHER TAXES AND ASSESSMENTS. OPERATOR shall pay other applicable taxes or assessments and charge each PARTY its share.

                                  ARTICLE XVIII

                                    INSURANCE

          18.1 INSURANCE. OPERATOR shall obtain the insurance provided in Exhibit "B" and charge each PARTICIPATING PARTY its proportionate share of the cost of such coverage.

                                   ARTICLE XIX

                         LIABILITY, CLAIMS AND LAWSUITS

          19.1 INDIVIDUAL OBLIGATIONS. The obligations, duties and liabilities of the PARTIES shall be several and not joint or collective; and nothing contained herein shall ever be construed as creating a partnership of any kind, joint venture, association or other character of business entity recognizable in law for any purpose. Each PARTY shall hold all the other PARTIES harmless from liens and encumbrances on the LEASE arising as a result of its acts.

          19.2 NOTICE OF CLAIM OR LAWSUIT. If a claim is made against any PARTY or if any PARTY is sued on account of any matter arising from operations hereunder, such PARTY shall give prompt written notice to the other PARTIES.

          19.3 SETTLEMENTS. OPERATOR may settle any single damage claim or suit involving operations hereunder if the expenditure does not exceed Ten Thousand Dollars ($10,000.00), if the claim is not covered by Exhibit "B" and if the payment is in complete settlement of such claim or suit.

          19.4 LEGAL EXPENSE. Legal Expenses shall be handled pursuant to the provisions of Exhibit "C".

          19.5 LIABILITY FOR LOSSES, DAMAGES, INJURY OR DEATH. Liability for losses, damages, injury or death arising from operations under this Agreement shall be borne by the PARTIES in proportion to their PARTICIPATING INTERESTS in the operations out of which such liability arises, except when such liability results from the gross negligence or willful misconduct of any party, in which case such PARTY shall be liable.

          19.6 INDEMNIFICATION. The PARTICIPATING PARTIES agree to hold the NON-PARTICIPATING PARTIES harmless and to indemnify and protect them against all claims, demands, liabilities and liens for property damage or personal injury, including death, caused by or otherwise arising out of NON-CONSENT OPERATIONS, and any loss and costs suffered by any NON-PARTICIPATING PARTY as an incident thereof.

                                   ARTICLE XX

                           INTERNAL REVENUE PROVISION

          20.1 INTERNAL REVENUE PROVISION. Notwithstanding any provisions herein that the rights and liabilities hereunder are several and not joint or collective or that this Agreement and the operations hereunder shall not constitute a partnership, if for Federal Income Tax purposes this Agreement and the operations hereunder are regarded as a partnership, then for Federal Income Tax purposes each PARTY elects to be excluded from the application of all the provisions of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1954, as permitted and authorized by Section 761 of said Code and the regulations promulgated thereunder. OPERATOR is hereby authorized and directed to execute on behalf of each PARTY such evidence of this election as may be required by the Federal Internal Revenue Service including specifically, but not by way of limitation, all of the returns, statements and data required by Federal Regulations 1.761.2. Should there be any requirement that each PARTY further evidence this election, each PARTY agrees to execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service. Each PARTY further agrees not to give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax law of the United States of America or any state contains provisions similar to those contained in Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, under which an election similar to that provided by Section 761 of said Subchapter K is permitted, each PARTY makes such election or agrees to make such election as may be permitted by such laws. In making this election, each PARTY states that the income derived by it from the operations under this Agreement can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE XXI

                                  CONTRIBUTIONS

          21.1  NOTICE  OF  CONTRIBUTIONS   OTHER  THAN  ADVANCES  FOR  SALE  OF
PRODUCTION. Each PARTY shall promptly notify the other PARTIES of all contributions which it may obtain, or is attempting to obtain, concerning the drilling of any well on the LEASE. Payments received as consideration for entering into a contract for sale of production from the LEASE, loans and other financing arrangements shall not be considered contributions for the purposes of the Article. No PARTY shall release or obligate itself or release information in return for a contribution from an outside party toward the drilling of a well without prior written consent of the other PARTICIPATING PARTIES therein.

          21.2 CASH CONTRIBUTIONS. In the event a PARTY receives a cash contribution toward the drilling of a well, said cash contribution shall be paid to OPERATOR and OPERATOR shall credit the amount thereof to the PARTIES in proportion to their PARTICIPATING INTEREST.

          21.3 ACREAGE CONTRIBUTIONS. In the event a PARTY receives an acreage contribution toward the drilling of a well, said acreage contribution shall be shared by each PARTICIPATING PARTY who accepts in proportion to its PARTICIPATING INTEREST in the well.

                                  ARTICLE XXII

                            DISPOSITION OF PRODUCTION

          22.1 FACILITIES TO TAKE IN KIND. Any PARTY shall have the right, at its sole risk and expense, to construct FACILITIES for taking its share of production in kind, provided that such FACILITIES at the time of installation do not interfere with continuing operations on the LEASE and adequate space is available therefore.

          22.2 DUTY TO TAKE IN KIND. Each PARTY shall have the right and duty to take in kind or separately dispose of its share of the oil and gas produced and saved from the LEASE.

          22.3 FAILURE TO TAKE IN KIND. If any PARTY fails to take in kind or dispose of its share of the oil and condensate, OPERATOR may either (a) purchase oil or condensate at OPERATOR'S posted price or, in the absence of a posted price, in no event less than the price prevailing in the area for oil of the same kind, gravity and quality, or (b) sell such oil or condensate to others at the best price obtainable by OPERATOR, subject to revocation by the non-taking PARTY upon thirty (30) days advance notice. All contracts of sale by OPERATOR of any PARTY'S share of oil or condensate shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one (1) year. Proceeds of all sales made by OPERATOR pursuant to this Section shall be paid to the PARTIES entitled thereto. Unless required by governmental authority or judicial process, no PARTY shall be forced to share an available market with any non-taking PARTY.

          22.4 EXPENSES OF DELIVERY IN KIND. Any cost incurred by OPERATOR in making delivery of any PARTY'S share of oil and condensate, or disposing of same pursuant to Section 22.3, shall be borne by such PARTY.

          22.5 GAS BALANCING PROVISIONS. Attached hereto is Exhibit "E" entitled "Gas Balancing Agreement", containing an agreement of the PARTIES which is incorporated into this Agreement as if copied at length herein.

                                  ARTICLE XXIII

                                 APPLICABLE LAW

          23.1 APPLICABLE LAW. This Agreement shall be interpreted according to the laws of the State of Texas.

                                  ARTICLE XXIV

                    LAWS, REGULATIONS AND NON-DISCRIMINATION

          24.1 LAWS AND REGULATIONS. This Agreement and operations hereunder are subject to all applicable laws, rules, regulations and orders, and any provision of the Agreement found to be contrary to or inconsistent with any such law, rule, regulation or order shall be deemed modified accordingly.

          24.2 NON-DISCRIMINATION. In the performance of work under the Agreement, the PARTIES agree to comply, and OPERATOR shall require each independent contractor to comply, with the governmental requirements set forth in Exhibit "D" and with all of the provisions of Section 202( 1) to (7), inclusive, of Executive Order No. 11246, as amended.

                                   ARTICLE XXV

                                 FORCE MAJEURE

          25.1 NOTICE. If any PARTY is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, that PARTY shall give to all other PARTIES prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the PARTY giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The affected PARTY shall use reasonable diligence to remove the force majeure as quickly as possible.

          25.2 STRIKES. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes.

          25.3 FORCE MAJEURE. The term "force majeure" as herein employed shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the PARTY claiming suspension.

                                  ARTICLE XXVI

                             SUCCESSORS AND ASSIGNS

          26.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the PARTIES and their respective heirs, successors, representatives and assigns and shall constitute a covenant running with the LEASE, Each PARTY shall incorporate in any assignment of an interest in the LEASE a provision that such assignment is subject to this Agreement.

          26.2 NOTICE OF TRANSFER. Should any PARTY desire to sell, farmout or otherwise dispose of all or any part of its Working Interest in the Lease, such transfer of interest hereunder shall not become effective as to the PARTIES until the first day of the month following delivery to OPERATOR of an original (or copies thereof) instrument of transfer approved by the proper governmental authority and conforming to the requirements of this Section. No such transfer shall relieve the transferring PARTY of any obligations or liabilities accrued hereunder prior to such effective date.

               26.2.1 A PARTY may sell, transfer or assign all or any part of its interest in the property or this Agreement without the consent of any other PARTY hereto, provided that:

                    (a) Any such sale, transfer or assignment shall be made only to a financially responsible PARTY or PARTIES.

                    (b) Such PARTY shall incorporate in each instrument evidencing the sale, transfer or assignment a provision making the same expressly subject to the Operating Agreement and shall obtain (and furnish to the other PARTIES) such transferee's written consent to be bound by all the provisions of the Operating Agreement.

                    (c) If the original interest of any PARTY is at any time transferred to two (2) or more transferees, OPERATOR may, at its discretion, require such transferees to appoint a single trustee with full authority to receive notice and payments, approve expenditures and pay the share of costs which are chargeable against such transferees.

          26.3 ASSIGNMENTS. Any assignment, vesting or relinquishment of interest between the PARTIES shall be without warranty of title, except as to overrides, production payments, liens, encumbrances or similar burdens on the interest assigned. Any assignment to a Third Party or a Working Interest herein shall not be effective until approved by the Minerals Management Service.

                                  ARTICLE XXVII

                                      TERM

          27.1 TERM. This Agreement may be amended only in writing and only by mutual consent of all PARTIES. This Agreement shall remain in effect so long as the LEASE shall remain in effect and thereafter until all claims, liabilities and obligations incurred in operations hereunder have been settled; however, all property belonging to the PARTIES shall be disposed of and final settlement shall be made under this Agreement.

                                 ARTICLE XXVIII

                             HEADINGS AND EXECUTION

          28.1  TOPICAL  HEADINGS.  The  topical  headings  used  herein are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be found in any particular Section.

          28.2  COUNTERPART   EXECUTIONS.   This  Agreement  may  be  signed  in
counterparts, and shall be binding upon the PARTIES and upon their successors, representatives and assigns.

SAMSON OFFSHORE COMPANY                MAGNUM HUNTER PRODUCTION, INC.


BY: /s/ Allen May                      By: /s/ Gregory L. Jessup
    --------------------------------       -------------------------------------
    Allen May                          Name: Gregory L. Jessup
    Vice President                     Title: VP Land Offshore


RIDGEWOOD ENERGY CORPORATION


BY: /s/ W. Greg Tabor
    --------------------------------
Name: W. GREG TABOR
Title: EXEC. VICE PRESIDENT

STATE OF  TEXAS

COUNTY OF Harris

ON THIS 16th day of February, 2005, before me appeared Gregory L. Jessup, to me personally known, who, being by me duly sworn, did say that he is the Vice President Land Offshore for MAGNUM Hunter Prod. INC, and that the foregoing instrument was signed in behalf of said corporation by authority of its Board of Directors, and said Gregory L. Jessup acknowledges said instrument to be a free act and deed of said corporation.

           [SEAL]

      DIANE S. COLEMAN
Notary Public, State of Texas
    My Commission Expires
      December 13, 2008


                                              /s/ Diane S. Coleman
                                              ----------------------------------
                                              Notary Public in and for

STATE OF

COUNTY OF

ON THIS 17th day of February, 2005, before me appeared Allen May, to me personally known, who, being by me duly sworn, did say that he is the Vice President for Samson Offshore Co., and that the foregoing instrument was signed in behalf of said corporation by authority of its Board of Directors, and said Allen May acknowledges said instrument to be a free act and deed of said corporation.

           [SEAL]

      DIANE S. COLEMAN
Notary Public, State of Texas
    My Commission Expires
      December 13, 2008


                                              /s/ Diane S. Coleman
                                              ----------------------------------
                                              Notary Public in and for

STATE OF

COUNTY OF

ON THIS 22nd day of February, 2005, before me appeared W. GREG TABOR, to me personally known, who, being by me duly sworn, did say that he is the Exec Vice President for RIDGEWOOD ENERGY, and that the foregoing instrument was signed in behalf of said corporation by authority of its Board of Directors, and said W. Greg Tabor acknowledges said instrument to be a free act and deed of said corporation.

           [SEAL]

         DONNA ERMIS
Notary Public, State of Texas
    My Commission Expires
      October 01, 2008


                                              /s/ Donna Ermis
                                              ----------------------------------
                                              Notary Public in and for

                                   EXHIBIT "A"

Attached to and made a part of that certain Operating Agreement, dated effective January 1, 2005, by and between and Samson Offshore Company, as Operator, Magnum Hunter Production, Inc. and Ridgewood Energy Corporation, as "non-operators".

I.   CONTRACT AREA:

     The lands within the blocks described on Exhibit "A-1" attached and made a part hereof.

II.  RESTRICTIONS AS TO DEPTH, FORMATIONS or STRUCTURE:

     None

III. PARTIES & INTERESTS:

     Samson Offshore Company          37.5%
     Magnum Hunter Production, Inc.     25%*
     Ridgewood Energy Corporation     37.5%**

     *subject to that certain Participation Agreement dated July 23, 2004 by and between Samson Offshore Company and Magnum Hunter Production, Inc.

     ** subject to that certain Participation Agreement dated February 14, 2005 by and between Samson Offshore Company and Ridgewood Energy Corporation.

IV.  OIL, GAS & MINERAL LEASES SUBJECT TO THIS AGREEMENT:

     Those certain Oil and Gas Leases described on Exhibit "A-1" attached and made a part hereof.

V. ADDRESSES OF THE PARTIES FOR NOTICES: For the purposes hereof, notices may be delivered by the U.S. Mail service, overnight delivery service and/or telecopier as provided below:

          Operator:

          SAMSON OFFSHORE COMPANY
          1301 Travis, Suite 1900
          Houston, Texas 77002
          Attention: Mr. Sonny Measley
          Phone: (713)577-2011
          Fax: (713)577-2211

          With a copy to

          SAMSON OFFSHORE COMPANY
          Two West Second Street
          Tulsa, OK
          Attention: Mr. Jack Canon
          Phone: (918)591-1009
          Fax: (918)591-1718

          Non-operator:

          MAGNUM HUNTER PRODUCTION , INC.   RIDGEWOOD ENERGY CORPORATION
          600 East Las Colinas Blvd         11700 Old Katy Road
          Suite 1100                        Suite 280
          Irving, TX 75039                  Houston, TX 77079
          Attention: Gregory Jessup         Attention: Randy Bennett
          Phone: (972) 401-0752             Phone: (281) 293-9384
          Fax: (972)501-1760                Fax: (281)293-7391

VI.  BURDENS ON PRODUCTION:

     As more particularly set forth in Section 6 of those certain Participation Agreements referenced above.

                                  EXHIBIT "A-1"

               Attached to and made a part of that certain Offshore Operating Agreement dated effective January 1, 2005, by and between Samson Offshore Company., as "Operator", and Magnum Hunter Production, Inc. and Ridgewood Energy Corporation, as "non-operators".

     Oil and Gas Lease dated July 1, 2002 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 154, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 23973.

     Oil and Gas Lease dated May 1, 2003 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 155, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 25025

     Oil and Gas Lease dated May 1, 2002 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 156, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 23974.

     Oil and Gas Lease dated July 1, 2002 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 157, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 23975.

     Oil and Gas Lease dated May 1, 2003 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 168, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 25026.

     Oil and Gas Lease dated May 1, 2003 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 169, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 25027.

     Oil and Gas Lease dated May 1, 2003 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 170, Main Pass Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 25028.

     Oil and Gas Lease dated May 1, 2002 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 338 Viosca Knoll Area, approximately 4157 acres, more or less, and bearing serial Number OCS-G 24010.

     Oil and Gas Lease dated May 1, 2002 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 339, Viosca Knoll Area, approximately 5716 acres, more or less, and bearing serial Number OCS-G 24011.

     Oil and Gas Lease dated July 1, 2002 from the United States Department of the Interior, Minerals Management Service, as Lessor, to Samson Offshore Company, as Lessee, covering all of Block 43, Chandeleur Area, Offshore Louisiana, approximately 4995 acres, more or less, and bearing serial Number OCS-G 24003

                                   EXHIBIT "B"

     Attached to and made a part of that certain Offshore Operating Agreement dated effective January 1, 2005, by and between Samson Offshore Company., as "Operator", and Magnum Hunter Production, Inc. and Ridgewood Energy Corporation, as "non-operators".

                          OFFSHORE INSURANCE PROVISIONS

I.   WORKERS COMPENSATION & EMPLOYERS LIABILITY INSURANCE

Operator will carry Workers Compensation insurance in compliance with all State and Federal Regulations in the jurisdiction where any of the work under this agreement shall be performed, including the following special coverage extensions:

          1. Employers' Liability coverage with limits of not less than $ 1,000,000 per accident.

          2. U. S. Longshoremen and Harbor Workers' Act and Outer Continental Shelf Lands Act coverage.

          3. Employers' Liability arising out of Maritime operations including coverage for benefits, damages, transportation, wages, maintenance and cure to maritime employees under the Jones Act with limits of at least $1,000,000 per occurrence.

          4. "In Rem" endorsement providing that a claim "In Rem" shall be treated as a claim against the Operator.

          5. Waiver of Subrogation endorsement which waives the insurers rights of subrogation against all of the Parties to this agreement.

Premiums  for the  insurance  above  specified  shall be  charged  to the  Joint
Account. Provided, however, that if the Operator either self-insures or effectively self-insures, the Operator shall charge to the Joint Account, in lieu of any premiums for such insurance, an amount not to exceed the workers compensation manual rates times the payroll. Claims under Operator's self-insurance program shall not be charged to the Joint Account.

Except as provided above, Operator shall not be obligated to obtain or cause to be carried insurance for the benefit of the Joint Account. Operator shall not obtain or cause to be carried for the benefit of the Joint Account, control of well or seepage and pollution insurance nor insurance against the hazards of fire, windstorm, explosion, blowout, cratering, reservoir damage, or insurance other than specified above.

II.  INSURANCE NOT CHARGED TO THE JOINT ACCOUNT

At all times while the Operating Agreement is in effect, each party to the Agreement shall insure or self-insure for their share of any liabilities assumed under the Operating Agreement. The cost of these insurance or self-insurance programs shall be the individual responsibilities of each of the parties and none of the cost associated with these programs shall be charged to the Joint Account. Each party shall insure or self-insure the following coverage for the minimum limits stated:

     1. Commercial General Liability Insurance covering all of the Parties' operations, including their offshore operations, and including contractual liability coverage with combined single limits of at least $10,000,000 per occurrence and in the annual aggregate.

     2. Automobile Liability covering all owned, non-owned and leased vehicles with combined single limits of at least $1,000,000 per occurrence and in the annual aggregate.

     3. Sudden and Accidental Pollution Liability insurance covering offshore oil pollution with limits of at least $10,000,000 per occurrence.

     4.   Physical   Damage   insurance  and  coverage  for  Wreck  Removal  for
          Facilities covered by the Joint Operating Agreement, with limits not less than the Parties share of the replacement cost of the facility.

     5. Control of Well and Seepage and Pollution insurance with limits of at least $10,000,000 (100% interest in well) per occurrence.

     6. Non-owned aviation liability insurance in the amount of $10,000,000 per occurrence covering liability arising out of any leased aircraft used in the connection with the work to be performed under the Operating Agreement.

All of the above coverages shall be endorsed to waive the insurers' rights of subrogation against Operator and all other Parties to the Agreement. Any Party to the Agreement, at the request of any other Party to the Agreement, shall advise all of the other Parties to the Operating Agreement as to whether it will insure or self-insure the above mention coverages. If Insurance is purchased, upon request, a Party will provide all other Parties to the Operating Agreement with a certificate of insurance evidencing that all of the above insurance and special insuring provisions are in place.

In the event a Party elects to self-insure all or part of the above requirements, and if any of the other Parties to the Operating Agreement believe or have a concern that the Party does not have the financial capability to meet its obligations under such self-insurance programs, any Party to the Agreement may request any other Party to provide proof of its ability to self-insure these risks. Proof will consist of independently audited financial statements demonstrating Net Worth and assets in the United States in an amount at least equal to six (6) times the amount of the above required insurance that the Party elects to self-insure. If the self-insuring Party is unable to meet that test, the other Parties to the Agreement may, but are not required to do so, purchase any or all of the insurance that the Party elected to self-insure. The cost of said insurance shall be for the individual account of the Party on whose behalf the insurance was purchased.

III. CONTRACTORS INSURANCE

Operator (including any Party conducting Non-Consent Operations) shall use its best efforts to require each contractor who performs work on behalf of the Operating Agreement to carry the following insurance and special insuring provisions.

          1. Workers' Compensation and Employers' Liability insurance in accordance with all State and Federal Regulations in the jurisdiction where the work is to be performed. This coverage shall contain the following special endorsements:

               a. Employers' Liability coverage with limits of not less than $1,000,000 per accident.

               b.   U.S.   Longshoremen   and  Harbor  Workers'  Act  and  Outer
                    Continental Shelf Lands Act coverage.

               c. Employers' Liability arising out of Maritime operations including coverage for benefits, damages, transportation, wages, maintenance and cure to maritime employees under the Jones Act with limits of at least $1,000,000 per person and $2,000,000 for all persons for any one occurrence.

               d. "In Rem" endorsement providing that a claim "In Rem" shall be treated as a claim against the Contractor.

               e. "Borrowed Servant" endorsement providing that a Workers' Compensation claim brought against Operator or any Party to the Agreement, by a Contractors employee will be treated as a claim against the Contractor.

               f. Waiver of Subrogation endorsement which waives the insurers rights of subrogation against all of the Parties to this agreement.

          2. Commercial  General  Liability  insurance  and/or Excess  Liability insurance, including contractual liability covering the indemnity obligations assumed in the contract with Operator, with combined single limits of $5,000,000 per occurrence for injuries to or death, of persons and damage to property.

          3. Automobile Liability Insurance covering all owned, non-owned and hired vehicles with combined single limits of at least $1,000,000 per occurrence for injuries to or death of persons and damage to property.

          4. In the event watercraft is used by the Contractor, contractor shall carry or require owners of such watercraft to carry Protection and Indemnity Insurance in the amount of not less than the market value of the vessel or $1,000,000, whichever is greater.

          5. If Contractor's operations require it to use aircraft, Contractor shall carry or require the owners of such aircraft to carry aircraft liability insurance with a combined single limit of $500,000 per passenger seat or $1,000,000, whichever is greater.

          6. Any other insurance that Operator deems necessary.

          7. All of the insurance carried by Contractors pursuant to Sections 2 through 6 above shall contain endorsements waiving the insured's rights of subrogation against Operator and all other Parties to the Agreement.

Operator shall make a good faith effort to obtain all of the above-required insurance and special insuring provisions. Operator shall also make a good faith effort to obtain endorsements naming the Operator as an Additional Insured on the policies of insurance where appropriate and to provide that the word "Insured" also includes any Party, Co-Owner or Joint Venturer. However, Operator shall not be liable to non-operators or to their parent companies, subsidiaries or any affiliated companies for failure to do any of the above. It is recognized in the industry that there are certain contractors and service companies whose services are necessary to operations contemplated by the Parties, who as a matter of their policy refuse contractually to indemnify working interest owners or to carry any insurance indemnifying Working Interest owners. As to those entities, Operator may waive any requirement of contractual indemnity or any or all of the insurance or special insurance provisions required above.

IV.  NOTICE

Operator shall promptly notify Non-operators of any loss, damage or claim not covered by the insurance obtained hereunder for the joint account. All losses which are not covered and all losses in excess of insurance coverage shall be borne by the Parties in accordance with the terms of the Operating Agreement under which said operations are being conducted by the Parties.

The provision of Exhibit B shall in no way absolve any Party from its obligation to meet any Cost(s) incurred including any Cost(s) in respect of damages and losses and/or the costs or remedying the same (whether or not it's insured, self-insured, or uninsured) in accordance with the terms of this Agreement.

                                   EXHIBIT "C"

     Attached to and made a part of that certain Offshore Operating Agreement dated effective January 1, 2005, by and between Samson Offshore Company., as "Operator", and Magnum Hunter Production, Inc. and Ridgewood Energy Corporation, as "non-operators".

                              ACCOUNTING PROCEDURE
                           OFFSHORE JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.   Definitions

     "Joint  Property" shall mean the real and personal  property subject to the
     Agreement  to  which  this   Accounting   Procedure  is  attached.

     "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

     "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

     "Operator" shall mean the party designated to conduct the Joint Operations.

     "Non-Operators" shall mean the Parties of this Agreement other than the Operator.

     "Parties" shall mean Operator and Non-Operators.

     "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

     "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

     "Personal Expenses" shall mean travel and other reimbursable expenses of Operator's employees.

     "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

     "Controllable  Material"  shall  mean  Material  which  at the  time  is so
     classified  in  the  Material   Classification   Manual  as  most  recently
     recommended by the Council of Petroleum Accountants Societies.

     "Shore Base Facilities" shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment; debarkation point for drilling and production personnel and services; communication, scheduling and
     dispatching  center;   other  associated  functions  benefiting  the  Joint
     Property.

     "Offshore Facilities" shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

2.   Statements and Billings

     Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.   Advances and Payments by Non-Operators

     A. Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

     B.   Each Non-Operator shall pay its proportion of all bills within fifteen
          (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear monthly interest compounded monthly using the U.S. Treasury 3 month discount rate plus interest monthly at the prime rate in effect at the Chase Manhattan Bank NY, NY on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.   Adjustments

     Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.   Audits

     A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

     B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.   Approval by Non-Operators

     Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                               II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.   Rentals and Royalties

     Lease rentals and royalties paid by Operator for the Joint Operations.

2.   Labor

     A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of the Joint Operations.

          (2) Salaries and wages of Operator's employees directly employed on Shore Base Facilities or other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.

          (3)  Salaries of First Level Supervisors in the field.

          (4) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

          (5) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

     B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this
          Section II. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this
          Section II.

     D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.   Employee Benefits

     Operator's current costs of established plans for employee's group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II shall be the percent most recently recommended by the Council of Petroleum Accountants Societies.

4.   Material

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

5.   Transportation

     Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.   Services

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraphs i and ii of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.   Equipment, Facilities and Affiliate Services Furnished by Operator

     A. Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and operation, except the costs of abandonment and reclamation of the
          Operator's Shore Base Facility. Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation, abandonment and reclamation and interest on gross investment less accumulated depreciation not to exceed ten percent (10%) per annum. In addition, for platforms only, the rate may include an element of the estimated cost of dismantlement. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property If an average commercial rate is used to bill the Joint Account, the Operator shall adequately document and support such rate and shall periodically review and update the rates. If a prevailing commercial rate is not available, equipment owned by the Operator shall be charged to the Joint Account at the Operator's actual costs. Charges for depreciation will no longer be allowable once the equipment is fully depreciated. Actual cost shall not exceed the average commercial rate.

8.   Damages and Losses to Joint Property

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after the report thereof has been received by Operator.

9.   Legal Expense

     Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

10.  Taxes

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.  Insurance

     Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

12.  Communications

     Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility. In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section II.

13.  Ecological and Environmental

     Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Bureau of Land Management or other regulatory authority. Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

     14.  Abandonment and Reclamation

          Costs incurred for  abandonment and reclamation of the Joint Property,
          including  costs  required  by   governmental   or  other   regulatory
          authority.

     15.  Other Expenditures

          Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                  III. OVERHEAD

     As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III.

     Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

          i. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint
               Property:

               | | shall be covered by the overhead rates.
               |X| shall not be covered by the overhead rates.

          ii. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint
               Property:

               |X| shall be covered by the overhead rates.
               | | shall not be covered by the overhead rates.

1.   Overhead - Drilling and Producing Operations

          As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

               |X| Fixed Rate Basis, Paragraph 1A, or
               | | Percentage Basis, Paragraph 1B

          A.   Overhead - Fixed Rate Basis

               (1) Operator shall charge the Joint Account at the following rates per well per month:

                    Drilling Well Rate $29,000 (Prorated for less than a full month)

                    Producing Well Rate $2,900

               (2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

                    (a) Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

                    (b) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through the date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

               (3) Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:

                    (a) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

                    (b) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

                    (c) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

                    (d) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

                    (e) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

               (4) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

          B.   Overhead - Percentage Basis -- DELETED IN ITS ENTIRETY

2.   Overhead - Major Construction

          To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantling for abandonment of platforms and related production facilities, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for Overhead based on the following rates for any Major Construction project in excess of $25,000.

          A. If the Operator absorbs the engineering, design and drafting costs related to the project:

               (1) 5% of total costs if such costs are more than $25,000 but less than $100,000; plus

               (2) 3% of total costs in excess of $100,000 but less than $1,000,000; plus

               (3) 2% of total costs in excess of $1,000,000.

          B. If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

               (1) 3% of total costs if such costs are more than $25,000 but less than $100,000; plus

               (2) 2% of total costs in excess of $100,000 but less than $1,000,000; plus

               (3) 1% of total costs in excess of $1,000,000.

          Total costs shall mean the gross cost of any one project. For the purposes of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

          On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply. In the event of any conflict between the provisions of this paragraph and those provisions under
          Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

     3.   Overhead - Catastrophe

          To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

          (1) 3% of total costs through $100,000; plus

          (2) 2% of total costs in excess of $100,000 but less than $1,000,000; plus

          (3) 1% of total costs in excess of $1,000,000.

          Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

     4.   Amendment of Rates

          The Overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

         IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND
                                  DISPOSITIONS

     Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

     1.   Purchases

          Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

     2.   Transfers and Dispositions

          Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

          A. New Material (Condition A)

               (1)  Tubular Goods Other than Line Pipe

                    (a) Tubular goods, sized 2 3/8 inches OD and larger, and line pipe, shall be priced at the current new price in effect on date of movement from the nearest reliable supply store or receiving point nearest the Joint Property.

                    (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(l)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

                    (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

                    (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers

                         Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

               (2)  Line Pipe -- DELETED IN ITS ENTIRETY

               (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

               (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(1) and (2).

          B.   Good Used Material (Condition B)

               Material in sound and serviceable condition and suitable for reuse without reconditioning:

               (1)  Material moved to the Joint Property

                    At seventy-five percent (75%) of current new price, as determined by Paragraph A.

               (2)  Material used on and moved from the Joint Property

                    (a) At seventy-five percent (75%) of current new price, as determined by paragraph A, if Material was originally charged to the Joint Account as new Material or

                    (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

               (3)  Material not used on and moved from the Joint Property

                    At seventy-five percent (75%) of current new price as determined by Paragraph A.

               The cost of reconditioning, if any, shall be absorbed by the transferring property.

          C.   Other Used Material

               (1)  Condition C

                    Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

               (2)  Condition D

                    Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use, Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

                    (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

                    (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g., power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis.

               (3)  Condition E

                    Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

          D.   Obsolete Material

               Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

          E.   Pricing Conditions

               (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25 CENTS) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1 .A.(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

               (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

     3.   Premium Prices

          Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator. Provided however, if a Non-Operator elects to furnish material in kind, such material must (a) meet the quality specifications set by Operator, and (b) be inspected by Operator with inspection costs to be billed to the Joint Account.

     4.   Warranty of Material Furnished By Operator

          Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.   Periodic Inventories, Notice and Representation

     At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.   Reconciliation and Adjustment of Inventories

     Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.   Special Inventories

     Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.   Expense of Conducting Inventories

     A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

     B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

5.   Excess Inventory

     The Operator shall not be required to maintain wellhead inventory that it does not deem prudent; therefore, in the event Operator determines that wellhead and associated components, including, but not limited to xmas tree, flowline valves and blast joints (the "excess inventory") have no further on-site utilization, Operator may ship the excess inventory, or any part thereof, to a third party recognized in the industry as a wellhead specialty company. This company shall suggest a classification which will be reviewed by the Operator to determine future utility and market value. All excess inventory items determined by the Operator to be reusable after reconditioning will be assigned a credit indexed to list price. Items classified as obsolete, or uneconomical to repair will be sold as junk at current scrap value. The Operator will credit the Joint Account proportionately to each party's working interest ownership in any excess inventory sold or junked.

                                   EXHIBIT "D"

     Attached to and made a part of that certain Offshore Operating Agreement dated effective January 1, 2005, by and between Samson Offshore Company., as "Operator", and Magnum Hunter Production, Inc. and Ridgewood Energy Corporation, as "non-operators".

EQUAL EMPLOYMENT OPPORTUNITY

While performing under this Agreement, Operator agrees to the following additional terms and conditions to the extent they may be applicable to the work to be performed under such Farmout Agreement in accordance with the provisions of the following described Executive Orders:

A. E. O. 11246, as amended by E.O. 11375 (Race, Color, Religion, Sex and National Origin):

     1. If the contract is in excess of $10,000, Operator agrees to comply with the provisions of Section 202 of such Order (the "Equal Opportunity Clause"), which Clause is incorporated herein by reference pursuant to the regulations promulgated under such Order [41 C.F.R. Sec. 60-1.4(d)].

     2. If the contract is in excess of $10,000, the certifies that it does not maintain or provide nor will it maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not permit nor will it permit its employees to perform their services at any location, under its control, where segregated facilities are maintained.* OPERATOR agrees that a breach of this certification is a violation of the Equal Opportunity Clause of Executive Order 11246. Operator further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that it will retain such certifications in its files; and that it will forward the prescribed notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods).**

     3. If the contract is in excess of $50,000 and Operator has more than 50 employees, Operator agrees (a) to file annually on or before March 31 of each year, (or within 30 days after the award of such contract if not filed within 12 months preceding the date of the award), complete and accurate reports on Standard Form 100 (EEO-1) with the appropriate governmental agency, in accordance with the regulations issued by the Secretary of Labor (41 C.F.R. Sec. 60-1.7), and (b) to develop a written affirmative action compliance program for each of its establishments in accordance with the regulations issued by the Secretary of Labor (41 C.F.R. Sec. 60-1.40).

* As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color or national origin because of habit, local custom or otherwise.

** The form of the prescribed notice is as follows: NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES. A Certificate of Nonsegregated Facilities as required by the May 9, 1967, order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually). Note: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.

B.   E. O. 11701 (Employment of Veterans)

     If the contract is in excess of $10,000, Operator agrees to comply with the affirmative action clause and regulations promulgated under such Order (41 C.F.R. Part 60-250) which clause is incorporated herein by reference pursuant to Section 60-250.22 of such regulations.

C.   E. O. 11625 (Minority Business Enterprises)

     1. If the contract is in excess of $10,000, Operator agrees to use its best efforts to provide minority business enterprises with the maximum practicable opportunity to participate in the performance of such contract to the fullest extent consistent with the efficient performance thereof [41 C.F.R. Sec. l-1.1310-2(a)].

     2. If the contract is in excess of $500,000, Operator agrees to comply with the Minority Business Enterprises Subcontracting Program Clause promulgated under such Order [41 C.F.R. Sec. l-1.1310-2(b)], which clause is incorporated herein by reference.

D.   E. O. 11758 (Employment of Handicapped Persons)

     If the contract is in excess of $2,500, Operator agrees to comply with the affirmative action clause and the regulations promulgated under such Order (41 C.F.R. Part 60-741), which clause is incorporated herein by reference pursuant to Section 60-741.22 of such regulations.

A.A.P.L FORM 610-E - GAS BALANCING AGREEMENT - 1992

                                   AMERICAN [Illegible] OF PETROLEUM [Illegible] APPROVED FORM A.A.P.L. NO 610-E
                                   MAY BE ORDERED DIRECTLY FROM THE PUBLISHER
                                   KRAFTBILT . P.O. BOX 800 TUISA, OK 74101
                                   COPYRIGHT 1992 -- ALL RIGHTS RESERVED

              INSTRUCTIONS FOR USE OF GAS BALANCING AGREEMENT FORM

GENERAL

     This Gas Balancing Agreement form is intended to be used as Exhibit "E" to the 1977, 1982 and 1989 A.A.P.L. Form 610 Model Form Operating Agreements. It is also generally suitable for use with other forms of operating agreements. However, before using this form, both it and the operating agreement in question should be reviewed and revised as required to ensure consistency.

     If this form is used as an exhibit to an A.A.P.L. Form 610 Model Form Operating Agreement or other operating agreement, the provisions in Section 15 (Counterparts), the "IN WITNESS WHEREOF" paragraph on page 6 and the signature lines and acknowledgments on page 7 should be omitted.

     This Gas Balancing Agreement may also be executed as a separate agreement for properties covered by an existing operating agreement where there is no gas balancing agreement or where the one employed is deemed inadequate. In that event, the properties subject to the form will have to be described, and the provisions of Section 15 (Counterparts), the "IN WITNESS WHEREOF" on page 6 and the signature lines and acknowledgments will have to be employed.

     The description of the area covered by the Agreement may be included in the definition of the Balancing Area in Section 1.02. Care should be taken in drafting this description, however, because it may be desirable to cover more than one Balancing Area. Such a definition might, for example, read as follows:

          Each well subject to that Operating Agreement dated ________________, covering ______________________ that produces gas or is allocated a share of gas production. If a single well is completed in two or more reservoirs, such well shall be considered a separate well with respect to, but only with respect to, each reservoir from which the gas production is not commingled in the wellbore.

     This Gas Balancing Agreement contains both "alternative" and "optional" provisions. In the case of alternative provisions, it will generally be necessary to select one alternative in order to make the Gas Balancing Agreement effective Provisions which are designated as optional (or as Option 1, 2, etc.) may or may not be used. Note that, in order for an Alternative or Option to be selected and effective, it must be checked. If, however, an Alternative is not selected, "Alternative 1" in each instance will be deemed to have been adopted by the Parties, but if an Option is not selected, it will not form a part of the Gas Balancing Agreement. See Section 12.6.

HEADING - Indicate the applicable Operating Agreement and other information. If the Gas Balancing Agreement is to be used without an Operating Agreement, the heading on page 1 should be modified appropriately, and the following references to the "Operating Agreement" should be deleted or modified appropriately:
Section 1.12; Section 7.1; Section 9; Section 12.4; Section 13.1; and Section 13.2.

SECTION 1.02 - Select the Balancing Area to be used, or insert a description of the Balancing Area. As a general rule, the use of a mineral lease as a Balancing Area will only be appropriate in certain situations involving offshore wells.

SECTION 1.16 - This definition should be used only if one of the optional seasonal limitation provisions in Section 4.2 __ employed. The specific months during which makeup is to be restricted should be included, e.g., "the months of November, December, and the following January and February."

SECTION 2.1 - The parties should decide whether the basis of balancing in the Balancing Area will be in Mcfs or MMBrus One of the two Alternatives stipulated MUST be selected to avoid an automatic election that Alternative 1 applies.

SECTION 2.2 - Since most gas is now decontrolled, the primary purpose of this provision is to provide for separate application of the form to different price categories in the event that price controls are imposed in the future by governmental entity.

SECTION 3.5 - This provision is intended to limit Overproduction in order to keep a Party from getting too far out of balance. It should be noted that this Section will only have an impact if a Party owns less than a 1/3 working interest in the Balancing Area, since under it a party owning a 1/3 interest will be entitled to take 300% x 1/3 = 100%.

SECTION 4.1 - Select the number of days' notification that an Underproduced Party must give prior to making up Gas. Also, indicate the percentage of each Overproduced Parties' Gas that Underproduced Parties will be allowed to make up The percentages should be identical.

SECTION 4.2 - The form sets out two Options for imposing seasonal limitations on making up Gas. It should be noted that it is NOT required that any seasonal limitation be included. If Option 1 is selected, select the number of months prior to the Winter Period that will be used to determine how much Gas an Underproduced Party may make up during the Winter Period. This number and the number of months in the Winter Period (as defined in Section 1.16) should add up to 12 or less. If Option 2 is selected, indicate the percentage of an Overproduced Party's Gas that an Underproduced Party may make up during the Winter Period. This percentage should be lower than the percentage set out in
Section 4.1.

SECTION 4.3 - Select the percentage of an Overproduced Party's Gas which it should be required to make available for make up once it has produced all of its share of ultimately recoverable reserves. This percentage should be greater than the percentage set out in Section 4.1.

SECTION 6.2 - One of the two Alternatives stipulated MUST be selected as the basis upon which Royalty is to be calculated and paid in order to avoid an automatic election that Alternative 1 applies.

SECTION 7.3 - One of the two Alternatives stipulated for payment of amounts due under a cash settlement MUST be selected in order to avoid an automatic election that Alternative 1 applies. Note that Section 7.3.1 is optional, and may ONLY be used with Section 7.3, Alternative 2.

SECTION 7.4 - One of the two alternatives stipulated for determining proceeds received by an Overproduced Party for cash settlement purposes MUST be selected in order to avoid an automatic election that Alternative 1 applies.

SECTION 7.5.1 through 7.5.2 - Before selecting any of these provisions the Parties should review the relevant gas processing arrangements for the Gas.
Section 7.5.2, Option 1, contemplates that all wellhead MMBrus of Overproduction will be valued at the gas price per MMBru received by the Overproduced Party, without regard to whether any of the gas may have been processed. Section 7.5.2, Option 2, on the other hand, would include any enhanced or impaired values resulting from processing in calculating a valuation for the Overproduction. Note that if Section 7.5.2, Option 1, is selected, and residue gas is to be sold on an MMBru basis, it will be necessary to measure the number of MMBrus produced at the well (even if the

A.A.P.L. FORM 610-E - [Illegible] BALANCING AGREEMENT - 1992

parties have elected to balance on Mcfs), in order to determine the total value of Overproduction.

SECTION 7.7 - Select the interest rate payable for unpaid amounts owed pursuant to cash settlement.

SECTION 7.9 - In the event that the parties anticipate that Overproduction may be subject to a potential refund by an appropriate governmental authority, the Parties may choose this provision.

SECTION 7.10 - If the Parties adopt this provision, an Overproduced Party may make a cash settlement with Underproduced Parties for all or part of outstanding gas imbalances as often as once every twenty-four (24) months.

SECTION 8 - Select the number of days' prior notification required for well tests, as well as the length of such tests.

SECTION 12.9 - Select the appropriate method for computing and reporting income to the Internal Revenue Service based on the "entitlements" or "sales" methods.

SECTION 13 - The purpose of this Section is to stipulate the rights of Parties in the event that any Party sells, exchanges, transfers or assigns its interest in the Balancing Area. Section 13.2 gives the Underproduced Party an option to demand a cash settlement if an Overproduced Party sells its interest, and the number of days' notice and response should be selected to implement this procedure.

SECTION 14 - This provision is intended to provide the Parties an opportunity to modify or supplement any of the Gas Balancing Agreement's provisions.

SECTION 15 - This provision is to be utilized ONLY if the Gas Balancing Agreement is NOT agreed to contemporaneously with the execution of an A.A.P.L. Form 610 Model Form Operating Agreement or another suitable operating agreement. If the Gas Balancing Agreement is agreed to contemporaneously with any such operating agreement, Section 15 should be omitted. Otherwise, the Parties must determine the appropriate Percentage Interest which must execute the form to make it effective and the date by which such interests must execute it.

SIGNATURE ELEMENT - The "IN WITNESS WHEREOF," signature and attest/witness elements are ONLY to be utilized if the Gas Balancing Agreement is NOT agreed to contemporaneously with the execution of an A.A.P.L. Form 610 Model Form Operating Agreement or another suitable operating agreement. If the Gas
Balancing Agreement is agreed to contemporaneously with any such operating agreement, the "IN WITNESS WHEREOF," signature and attest/witness elements should be omitted. Otherwise, these items should be completed in an appropriate fashion, and any appropriate amendment made to the heading of the Gas Balancing Agreement.

A.A.P.L. FORM 610-E - GAS BALANCING  AMERICAN ASSOCIATION OF PETROLEUM [Illegible]
AGREEMENT - 1992                     APPROVED   FORM   A.A.P.L.   NO   [Illegible]
                                     MAY  BE  ORDERED  DIRECTLY FROM THE PUBLISHER
                                     [Illegible]  P.O.  BOX  800  TULSA,  OK 74101
                                     COPYRIGHT 1992 -- ALL RIGHTS RESERVED

NOTE: Instructions For Use of Gas Balancing Agreement MUST be reviewed before finalizing this document.

                                   EXHIBIT "E"
                      GAS BALANCING AGREEMENT ("AGREEMENT")
                    ATTACHED TO AND MADE PART OF THAT CERTAIN
           OPERATING AGREEMENT DATED ________________________________
BY  AND  BETWEEN  __________________________,  ___________________________,  AND
____________________________________________ ("OPERATING AGREEMENT") RELATING TO
THE ______________________________________________________________________ AREA,
_______________________________ COUNTY/PARISH, STATE OF ________________________

1.   DEFINITIONS

     The following definitions shall apply to this Agreement:

     1.01 "Arm's Length Agreement" shall mean any gas sales agreement with an unaffiliated purchaser or any gas sales agreement with an affiliated purchaser where the sales price and delivery conditions under such
          agreement  are  representative  of  prices  and  delivery   conditions
          existing under other similar agreements in the area between unaffiliated parties at the same time for natural gas of comparable quality and quantity.

     1.02 "Balancing Area" shall mean (select one):

          |_| each well subject to the Operating Agreement that produces Gas or is allocated a share of Gas production. If a single well is completed in two or more producing intervals, each producing interval from which the Gas production is not commingled in the wellbore shall be considered a separate well.

          |_|  all of the acreage and depths subject to the Operating Agreement.

          |X| EACH WELLBORE SUBJECT TO THE OPERATING AGREEMENT THAT PRODUCES GAS OR IS ALLOCATED A SHARE OF GAS PRODUCTION.

     1.03 "Full Share of Current Production" shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

     1.04 "Gas" shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. "Gas" does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

     1.05 "Makeup Gas" shall mean any Gas taken by an Underproduced Party from the Balancing Area in excess of its Full Share of Current Production, whether pursuant to Section 3.3 or Section 4.1 hereof.

     1.06 "Mcf shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.

     1.07 "MMBru" shall mean one million British Thermal Units. A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

     1.08 "Operator" shall mean the individual or entity designated under the terms of the Operating Agreement or, in the event this Agreement is not employed in connection with an operating agreement, the individual or entity designated as the operator of the well(s) located in the Balancing Area.

     1.09 "Overproduced Party" shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

     1.10 "Overproduction" shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

     1.11 "Party" shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

     1.12 "Percentage Interest" shall mean the percentage or decimal interest of each Party in the Gas produced from the Balancing Area pursuant to the Operating Agreement covering the Balancing Area.

     1.13 "Royalty" shall mean payments on production of Gas from the Balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

     1.14 "Underproduced Party" shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

     1.15 "Underproduction" shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

2.   BALANCING AREA

     2.1 If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in (Alternative 1) |X| Mcfs or (Alternative 2) |_| MMBtus.

     2.2 In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more maximum lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each maximum lawful price category shall be considered produced from a separate Balancing Area.

3.   RIGHT OF PARTIES TO TAKE GAS

     3.1 Each Party desiring to take Gas will notify the Operator, or cause the Operator to be notified of the volumes nominated, the name of the transporting pipeline and the pipeline contract number (if available) and meter station relating to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to meet all nomination and other

A.A.P.L. FORM 610-E - GAS BALANCING AGREEMENT - 1992

requirements. Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.

     3.2 Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month, to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production.

     3.3 When a Party fails for any reason to take its Full Share of Current Production (as such Share may be reduced by the right of the other Parties to make up for Underproduction as provided herein), the other Parties shall be entitled to take any Gas which such Party fails to take. To the extent practicable, such Gas shall be made available initially to each Underproduced Party in the proportion that its Percentage Interest in the Balancing Area bears to the total Percentage Interests of all Underproduced Parties desiring to take such Gas. If all such Gas is not taken by the Underproduced Parties, the portion not taken shall then be made available to the other Parties in the proportion that their respective Percentage Interests in the Balancing Area bear to the total Percentage Interests of such Parties.

     3.4 All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or overproduced, shall be regarded as Gas taken for its own account with title thereto being in such taking Party.

     3.6 In the event that a Party fails to make arrangements to take its Full Share of Current Production required to be produced to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production, the Operator may sell any part of such Party's Full Share of Current Production that such Party fails to take for the account of such Party and render to such Party, on a current basis, the full proceeds of the sale, less any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of such Full Share of Current Production. In making the sale contemplated herein, the Operator shall be obligated only to obtain such price and conditions for the sale as are reasonable under the circumstances and shall not be obligated to share any of its markets. Any such sale by Operator under the terms hereof shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one year. Notwithstanding the provisions of Article 3.4 hereof, Gas sold by Operator for a Party under the provisions hereof shall be deemed to be Gas taken for the account of such Party.

4.   IN-KIND BALANCING

     4.1 Effective the first day of any calender month following at least the TWENTY (20) days' prior written notice to the Operator, any Underproduced Party may begin taking, in addition to its Full Share of Current Production and any Makeup Gas taken pursuant to Section 3.3 of this Agreement, a share of current production determined by multiplying TWENTY-FIVE percent (25%) of the Full Shares of Current Production of all Overproduced Parties by a fraction, the numerator of which is the Percentage Interest of such Underproduced Party and the denominator of which is the total of the Percentage Interests of all Underproduced Parties desiring to take Makeup Gas.

     4.3 |_| (Optional) Notwithstanding any other provision of this Agreement, at such time and for so long as Operator, or (insofar as concerns production by the Operator) any Underproduced Party, determines in good faith that an Overproduced Party has produced all of its share of the ultimately recoverable reserves in the Balancing Area, such Overproduced Party may be required to make available for Makeup Gas, upon the demand of the Operator or any Underproduced Party, up to ONE-HUNDRED percent (100%) of such Overproduced Party's Full Share of Current Production.

5.   STATEMENT OF GAS BALANCES

     5.1 The Operator will maintain appropriate accounting on a monthly and cumulative basis of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party's account. Within forty-five (45) days after the month of production, the Operator will furnish a statement for such month showing (1) each Party's Full Share of Current Production, (2) the total volume of Gas actually taken or sold for each Party's account, (3) the difference between the volume taken by each Party and that Party's Full Share of Current Production, (4) the Overproduction or Underproduction of each Party, and (5) other data as recommended by the provisions of the Council of Petroleum Accountants Societies Bulletin No. 24, as amended or supplemented hereafter. Each Party taking Gas will promptly provide to the Operator any data required by the Operator for preparation of the statements required hereunder.

     5.2 If any Party fails to provide the data required herein for four (4) consecutive production months, the Operator, or where the Operator has failed to provide data, another Party, may audit the production and Gas sales and transportation volumes of the non-reporting Party to provide the required data. Such audit shall be conducted only after reasonable notice and during normal business hours in the office of the Party whose records are being audited. All costs associated with such audit will be charged to the account of the Party failing to provide the required data.

6.   PAYMENTS ON PRODUCTION

     6.1 Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.

A.A.P.L. FORM 610-E - GAS BALANCING AGREEMENT - 1992

     6.2 |X| (Alternative 2 - Sales) Each Party shall pay or cause to be paid Royalty due with respect to Royalty owners to whom it is accountable based on the volume of Gas actually taken for its account.

     6.3 In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided for in this Section 6, each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental authority, and the method provided for herein shall be thereby superseded.

7. CASH SETTLEMENTS

     7.1 Upon the earlier of the plugging and abandonment of the last producing interval in the Balancing Area, the termination of the Operating Agreement or any pooling or unit agreement covering the Balancing Area, or at any time no Gas is taken from the Balancing Area for a period of twelve (12) consecutive months, any Party may give written notice calling for cash settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area.

     7.2 Within sixty (60) days after the notice calling for cash settlement under Section 7.1, the Operator will distribute to each Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each Underproduced Party and identifying the month to which such Overproduction is attributed, pursuant to the methodology set out in
Section 7.4.

     7.3 |X|  (Alternative 1 - Direct  Party-to-Party  Settlement)  Within sixty
(60) days after receipt of the Final Gas Settlement Statement, each Overproduced Party will pay to each Underproduced Party entitled to settlement the appropriate cash settlement, accompanied by appropriate accounting detail. At the time of payment, the Overproduced Party will notify the Operator of the Gas imbalance settled by the Overproduced Party's payment.

     7.4 |X| (Alternative 1 - Historical Sales Basis) The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm's Length Agreement for the Gas taken from time to time by the Overproduced Party in excess of the Overproduced Party's Full Share of Current Production. Any Makeup Gas taken by the Underproduced Party prior to monetary settlement hereunder will be applied to offset Overproduction chronologically in the order of accrual.

     7.5 The values used for calculating the cash settlement under Section 7.4 will include all proceeds received for the sale of the Gas by the Overproduced Party calculated at the Balancing Area, after deducting any production or severance taxes paid and any Royalty actually paid by the Overproduced Party to an Underproduced Party's Royalty owner(s), to the extent said payments amounted to a discharge of said Underproduced Party's Royalty obligation, as well as any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

     7.5.1 |_| (Optional - For Valuation Under Percentage of Proceeds Contracts) For Overproduction sold under a gas purchase contract providing for payment based on a percentage of the proceeds obtained by the purchaser upon resale of residue gas and liquid hydrocarbons extracted at a gas processing plant, the values used for calculating cash settlement will include proceeds received by the Overproduced Party for both the liquid hydrocarbons and the residue gas attributable to the Overproduction.

     7.5.2 |X| (Optional - Valuation for Processed Gas - Option 1) For Overproduction processed for the account of the Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the full quantity of the Overproduction will be valued for purposes of cash settlement at the prices received by the Overproduced Party for the sale of the residue gas attributable to the Overproduction without regard to proceeds attributable to liquid hydrocarbons which may have been extracted from the Overproduction.

     7.5.2 |_| (Optional - Valuation for Processed Gas - Option 2) For Overproduction processed for the account of the Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the values used for calculating cash settlement will include the proceeds received by the Overproduced Party for the sale of the liquid hydrocarbons extracted from the Overproduction, less the actual reasonable costs incurred by the Overproduced Party to process the Overproduction and to transport, [Illegible] and handle the liquid hydrocarbons extracted therefrom prior to sale.

     7.6 To the extent the Overproduced Party did not sell all Overproduction under an Arm's Length Agreement, the cash settlement will be based on the weighted average price received by the Overproduced Party for any gas sold from the

A.A.P.L. FORM 610-E - GAS BALANCING AGREEMENT - 1992

Balancing Area under Arm's length Agreements during the months to which such Overproduction is attributed. In the event that no sales under Arm's Length Agreements were made during any such month, the cash settlement for such month will be based on the spot sales prices published for the applicable geographic area during such month in a mutually acceptable pricing bulletin.

     7.7 Interest compounded at the rate of TWELVE percent (12%) per annum or the maximum lawful rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under Section 7.1, beginning the first day following the date payment is due pursuant to Section 7.3. Such interest shall be borne by the Operator or any Overproduced Party in the proportion that their respective delays beyond the deadlines set out in Sections 7.2 and 7.3 contributed to the accrual of the interest.

     7.8 In lieu of the cash settlement required by Section 7.3, an Overproduced Party may deliver to the Underproduced Party an offer to settle its Overproduction in-kind and at such rates, quantities, times and sources as may be agreed upon by the Underproduced Party. If the Parties are unable to agree upon the manner in which such in-kind settlement gas will be furnished within sixty (60) days after the Overproduced Party's offer to settle in kind, which period may be extended by agreement of said Parties, the Overproduced Party shall make a cash settlement as provided in Section 7.3. The making of an in-kind settlement offer under this Section 7.8 will not delay the accrual of interest on the cash settlement should the Parties fail to reach agreement on an in-kind settlement.

8.   TESTING

     Notwithstanding any provision of this Agreement to the contrary, any Party shall have the right, from time to time, to produce and take up to one hundred percent (100%) of a well's entire Gas stream to meet the reasonable deliverability test(s) required by such Party's Gas purchaser, and the right to take any Makeup Gas shall be subordinate to the right of any Party to conduct such tests; provided, however, that such tests shall be conducted in accordance with prudent operating practices only after THIRTY (30) days' prior written notice to the Operator and shall last no longer than SEVENTY-TWO (72) hours.

9.   OPERATING COSTS

     Nothing in this Agreement shall change or affect any Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating Agreement, irrespective of whether any Party is at any time selling and using Gas or whether such sales or use are in proportion to its Percentage interest in the Balancing Area.

10.  LIQUIDS

     The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment operated for the joint account in accordance with their Percentage Interests in the Balancing Area.

11.  AUDIT RIGHTS

     Notwithstanding any provision in this Agreement or any other agreement between the Parties hereto, and further notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under Section 5 or 7 hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including but not limited to information regarding Btu-content Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any cash settlement is received pursuant to Section 7 to audit the records of any Overproduced Party as to all matters concerning values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area. Any such audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable notice, during normal business hours in the office of the Party whose records are being audited. Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, along with the Royalty paid on any such Gas used by a Party in its own operations. The audit rights provided for in this Section 11 shall be in addition to those provided for in Section 5.2 of this Agreement.

12.  MISCELLANEOUS

     12.1 As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and the provisions of the Operating Agreement, the provisions of this Agreement shall govern.

     12.2 Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liability for any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith.

     12.3 Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator's duties hereunder, except such as may result from Operator's gross negligence or willful misconduct. Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party (other than Operator) to pay any amounts owed pursuant to the terms hereof.

     12.4 This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and effect as to the Balancing Area, and thereafter until the Gas accounts between the Parties are settled in full and shall inure to the benefit of and be binding upon the Parties hereto, and their respective heirs, successors, legal representatives

A.A.P.L. FORM 610-E - GAS BALANCING AGREEMENT - 1992

and assigns, if any. The Parties hereto agree to give notice of the existence of this Agreement to any successor in interest of any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

     12.5 Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

     12.7 This Agreement shall bind the Parties in accordance with the provisions hereof, and nothing herein shall be construed or interpreted as creating any rights in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

     12.8 If contemporaneously with this Agreement becoming effective, or thereafter, any Party requests that any other Party execute an appropriate memorandum or notice of this Agreement in order to give third parties notice of record of same and submits same for execution in recordable form, such memorandum or notice shall be duly executed by the Party to which such request is made and delivered promptly thereafter to the Party making the request. Upon receipt, the Party making the request shall cause the memorandum or notice to be duly recorded in the appropriate real property or other records affecting the Balancing Area.

     12.9 In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all Parties, each Party agrees to compute and report income to the Internal Revenue Service (select one) |_| as if such Party were taking its Full Share of Current Production during each relevant tax period in accordance with such regulations, insofar as same relate to entitlement method tax computations; or |X| based on the quantity of Gas taken for its account in accordance with such regulations, insofar as same relate to sales method tax computations.

A.A.P.L. FORM 610-E - GAS BALANCING AGREEMENT - 1992

15. COUNTERPARTS

     This Agreement may be executed in counterparts, each of which when taken with all other counterparts shall constitute a binding agreement between the Parties hereto; provided, however, that if a Party or Parties owning a Percentage Interest in the Balancing Area equal to or greater than a _____________ percent (______%) therein fail(s) to execute this Agreement on or before ____________________, this Agreement shall not be binding upon any Party and shall be of no further force and effect.

     IN WITNESS WHEREOF, this Agreement Shall be effective as of the ________ day of _________, 19_____.

ATTEST OR WITNESS:                         OPERATOR

                                           -------------------------------------


                                        By:
-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------

                                           Type or print name

                                           Title
                                                 -------------------------------
                                           Date
                                                 -------------------------------
                                           Tax ID or S.S. No.
                                                              ------------------


                                           NON-OPERATORS

                                           -------------------------------------


                                        By:
-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------

                                           Type or print name

                                           Title
                                                 -------------------------------
                                           Date
                                                 -------------------------------
                                           Tax ID or S.S. No.
                                                              ------------------

                                           -------------------------------------


                                        By:
-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------

                                           Type or print name

                                           Title
                                                 -------------------------------
                                           Date
                                                 -------------------------------
                                           Tax ID or S.S. No.
                                                              ------------------

A.A.P.L. FORM 610-E - GAS BALANCING AGREEMENT - 1992

                                 ACKNOWLEDGMENTS

     Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts. The validity and effect of these forms in any state will depend upon the statutes of that state.

Individual acknowledgment:

State of _________ )

                   ) ss.

County of ________ )


     This instrument was acknowledged before me on _____________________________ _______________________________________ by _____________________________________

(Seal, if any)
                                           -------------------------------------
                                           Title (and Rank)
                                                             -------------------
                                           My commission expires:
                                                                  --------------

Acknowledgment in representative capacity:

State of _________ )

                   ) ss.

County of ________ )

     This instrument was acknowledged before me on _____________________________ ______________________________________ by ___________________________________ as
____________________________ of ________________________________________________

(Seal, if any)
                                           -------------------------------------
                                           Title (and Rank)
                                                             -------------------
                                           My commission expires:
                                                                  --------------